Exhibit 10.1

MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT

among

XL Capital Ltd; XL Insurance (Bermuda) Ltd; XL Reinsurance America Inc.; X.L. Global
Services, Inc.; XL Services (Bermuda) Ltd and X.L. America, Inc.;

Security Capital Assurance Ltd; XL Financial Assurance Ltd.; XL Capital Assurance Inc.; XL
Financial Administrative Services Inc.; SCA Bermuda Administrative Ltd.; XL Capital
Assurance (U.K.) Limited; and Certain Portfolio Trusts that are Affiliates of XL Capital
Assurance Inc. and may become party to this Agreement from time to time;

and

Counterparties to Credit Default Swap Agreements with XL Capital Assurance Inc. and
Affiliates of XL Capital Assurance Inc. that may become party to this Agreement from time to time.

Dated as of July 28, 2008

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-ii-

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EXHIBITS

Exhibit No.	Description

1.01(a)	2001 Facultative Quota Share Commutation Agreement
1.01(b)	Adverse Development Cover Commutation Agreement
1.01(c)	Joinder Agreement
1.01(d)	Excess of Loss Commutation Agreement
1.01(e)	Facultative Master Certificate Commutation Agreement
1.01(f)	Quota Share Treaty Commutation Agreement
1.01(g)	Subscription Agreement
1.01(h)	XL Stock Resale and Registration Rights Agreement
1.01(i)	SCA Shareholder Entity Agreement
1.01(j)	SCA Registration Rights Agreement
1.01(k)	Transition Agreement Amendment
2.06	Securities Law Representations of the SCA Shareholder Entity
6.18	Form of SCA Shareholder Entity Trust Agreement

SCHEDULES

Schedule	Description

1.01(a)	MLI ABS CDO Credit Default Swap Agreements
1.01(b)	Other Terminated Agreements
1.01(c)	Knowledge of SCA
1.01(d)	Terms of the Escrow Agreement
2.01	Commuted Reinsurance Agreements
2.04	Other Reinsurance to be Commuted or Amended
2.05	Schedule 2.05 Agreements
2.06(a)	SCA Parties Receiving a Portion of the Cash Consideration Amount
2.06(b)	SCA Parties Receiving a Portion of the Stock Consideration
9.02	Addresses for the CDS Counterparties

SCA PARTIES’ DISCLOSURE SCHEDULE

Section	Description

Section 3.02	Conflicts
Section 3.03	Governmental Consents and Approvals
Section 3.05	Compliance with Laws

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XL PARTIES’ DISCLOSURE SCHEDULE

Section	Description

Section 4.02	Conflicts
Section 4.03	Governmental Consents and Approvals
Section 4.04(a)	Capitalization

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PREAMBLE

                    MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT, dated as of July 28, 2008, is entered into by and among:

                    (a) XL CAPITAL LTD, an exempted limited company incorporated under the Laws of Cayman Islands (“XL”), XL INSURANCE (BERMUDA) LTD (formerly known as X.L. Insurance Ltd), a Bermuda exempted company (“XLI”), XL REINSURANCE AMERICA INC., a New York insurance corporation (“XLRA”), X.L. GLOBAL SERVICES, INC., a service company incorporated under the Laws of Delaware (“XLGS”), XL SERVICES (BERMUDA) LTD, a service company incorporated under the Laws of Bermuda (“XLBS”) and X.L. AMERICA, INC., a company incorporated under the Laws of Delaware (“XLA”);

                    (b) SECURITY CAPITAL ASSURANCE LTD, a Bermuda exempted company (“SCA”), XL FINANCIAL ASSURANCE LTD., a Bermuda exempted company (“XLFA”), XL CAPITAL ASSURANCE INC., a New York insurance company (“XLCA”), XL FINANCIAL ADMINISTRATIVE SERVICES INC., a company incorporated under the Laws of Delaware (“XLFAS”), SCA BERMUDA ADMINISTRATIVE LTD., a company incorporated under the Laws of Bermuda (“SCAB”), XL CAPITAL ASSURANCE (U.K.) LIMITED, an insurance company regulated by the Financial Services Authority and incorporated under the Laws of England and Wales (“XLCAUK”), and those portfolio trusts that are Affiliates of XLCA and become a Party to this Agreement from time to time pursuant to the execution of a joinder agreement in the form attached hereto as Exhibit 1.01(c); and

                    (c) Such counterparties to credit default swap agreements with XLCA or Affiliates of XLCA that may become a Party to this Agreement from time to time pursuant to the execution of a joinder agreement in the form attached hereto as
Exhibit 1.01(c).

RECITALS

                    WHEREAS, XLI is the record and beneficial owner of approximately forty-six percent (46%) of SCA’s issued and outstanding common shares (the “XL Owned SCA Common Shares”);

                    WHEREAS, certain XL Parties and SCA Parties have entered into the Excess of Loss Agreement, the Adverse Development Cover, the Facultative Master Certificate and the 2001 Facultative Quota Share Treaty (all as defined in
Article I);

                    WHEREAS, XLCA and XLFA previously entered into a Facultative Quota Share Reinsurance Treaty, dated as of October 6, 1999, as amended and restated by an Amended and Restated Facultative Quota Share Reinsurance Treaty, dated as of June 22, 2001, as further amended and restated by a Second Amended and Restated Facultative Quota Share Reinsurance Treaty, dated as of May 1, 2004, and as further amended and restated by a Third Amended and Restated Facultative Quota Share Reinsurance Treaty, dated as of June 29, 2006 and effective July 1, 2006 (the “Quota Share Treaty”);

                    WHEREAS, XLI guarantees the obligations of XLFA to XLCA under the Quota Share Treaty pursuant to the Reinsurance Agreement Guarantee, dated as of October 6, 1999, as amended as of June 22, 2001, as further amended as of May 1, 2004, and as further amended as of August 4, 2006 (the “Guarantee”);

                    WHEREAS, XLFA and XLCA wish to (i) commute the Quota Share Treaty and all individual risk cessions thereunder and (ii) fully and finally extinguish all rights and obligations thereunder and thereby render the Guarantee null and void;

                    WHEREAS, the XL Parties and the SCA Parties wish to (i) commute the Excess of Loss Agreement, the Adverse Development Cover, the Facultative Master Certificate and all individual risk cessions thereunder, and the 2001 Facultative Quota Share Treaty and all individual risk cessions thereunder and (ii) fully and finally extinguish all the Parties’ rights and obligations under all such agreements;

                    WHEREAS, the XL Parties and the SCA Parties have previously entered into those agreements listed on Schedule 1.01(b) and now wish to (i) terminate such agreements listed in Part I of Schedule 1.01(b) and (ii) fully and finally extinguish all the Parties’ rights and obligations under such agreements, except as may be explicitly set forth in this Agreement; and

                    WHEREAS, certain CDS Counterparties now and, on or prior to the Closing Date, additional CDS Counterparties may, wish to enter into this Agreement and agree to consent to the Transactions on the terms and conditions set forth in this Agreement relating to the restructuring of SCA and its Affiliates.

                    NOW, THEREFORE, in consideration of the payments, covenants, conditions, promises and releases contained herein, and for other fair and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

                    Section 1.01 Certain Defined Terms. For purposes of this Agreement:

                    “1505 Application” means an application filed under Section 1505 of the New York Insurance Laws.

                    “2001 Facultative Quota Share Commutation Agreement” means the 2001 Facultative Quota Share Commutation Agreement to be executed by XLFA and XLI and delivered at the Closing, in the form of Exhibit 1.01(a).

                    “2001 Facultative Quota Share Treaty” means the Facultative Quota Share Reinsurance Agreement, dated as of August 17, 2001, as amended by Amendment No. 1 to the

Facultative Quota Share Reinsurance Agreement, dated as of August 4, 2006, between XLFA and XLI.

                     “ABS CDO CDSs” means the asset backed securities collateralized debt obligation credit default swaps between XLCA or an Affiliate of XLCA and a CDS Counterparty that are listed on an official schedule held by the SCA Parties and the CDS Financial Advisor.

                     “Action” means any judicial, administrative or arbitral action, suit, or proceeding by or before any Governmental Authority.

                     “Adverse Development Cover” means the Adverse Development Reinsurance Agreement, dated as of August 4, 2006, between XLCA and XLRA, and the Indemnification Agreement, dated as of August 4, 2006, between XLFA and XLI.

                     “Adverse Development Cover Commutation Agreement” means the Adverse Development Cover Commutation Agreement to be executed by XLCA, XLRA, XLFA and XLI delivered at the Closing, in the form of Exhibit 1.01(b).

                     “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person, provided, that none of the SCA Parties shall be deemed to be an Affiliate of any XL Party.

                     “Agreement” or “this Agreement” means this Master Commutation, Release and Restructuring Agreement among the Parties (including the Exhibits and Schedules hereto, the SCA Parties’ Disclosure Schedule and the XL Parties’ Disclosure Schedule) and all amendments or waivers hereto made in accordance with the provisions of Sections 9.07 or 9.08 and joinder agreements hereto made in accordance with the provisions of Sections 9.04.

                     “Ancillary Agreements” means the 2001 Facultative Quota Share Commutation Agreement, the Excess of Loss Commutation Agreement, the Adverse Development Cover Commutation Agreement, the Facultative Master Certificate Commutation Agreement, the Quota Share Treaty Commutation Agreement, the Subscription Agreement, the XL Stock Resale and Registration Rights Agreement and the SCA Shareholder Entity Agreement.

                     “Banco de Brasil Policy” means the Financial Guaranty Insurance Policy No. CA00127A, dated December 27, 2001, issued by XLCA in favor of MLI, together with any endorsements thereto, relating to payments that are required to be paid by FF Trust 2 to MLI in accordance with the original terms of a Single Transaction ISDA Master Agreement and Schedule thereto, dated as of December 27, 2001 between FF Trust 2 and MLI.

                     “BlackRock” means BlackRock Financial Management, Inc.

                     “BMA” means the Bermuda Monetary Authority.

                     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Bermuda or New York.

                     “CDS Counterparties” means those counterparties to credit default swap agreements with XLCA or Affiliates of XLCA that may become a Party to this Agreement from time to time on or prior to Closing by way of executing a joinder agreement pursuant to Section 9.04 in the form of Exhibit 1.01(c), either collectively or individually, as the context requires.

                     “CDS Financial Advisor” means FTI Consulting, Inc. or another advisor designated by the Required Consenting Counterparties.

                     “Closing Date” means the date of the Closing.

                     “Control,” “Controlled,” or “Controlling,” with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, as personal representative or executor, by contract, by credit arrangement or otherwise.

                     “Collipulli Temuco Policy” means the Financial Guaranty Insurance Policy No. 10030-X, together with any endorsements thereto, relating to up to UF 1,150,000 aggregate principal amount of outstanding borrowings under the Contrato de Apertura de Línea de Crédito, dated as of July 27, 2005, between Banco de Crédito e Inversiones and Ruta de la Araucanía Sociedad Concesionaria S.A. and issued pursuant to the Insurance and Reimbursement Agreement, dated as of November 29, 2005, between XLI and Banco de Crédito e Inversiones and Ruta de la Araucanía Sociedad Concesionaria S.A.

                     “Credit Agreement” means that certain Credit Agreement, dated as of August 1, 2006, among SCA, XLCA, and XLFA, the various lenders from time to time party thereto and Citibank, N.A., as administrative agent (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof).

                    “Declaration of Trust” means a trust agreement in the form attached hereto as Exhibit 6.18 (with such reasonable changes thereto as the trustee of the SCA Shareholder Entity or its counsel may require and that are approved by counsel to the CDS Counterparties and counsel to the SCA Parties).

                     “EIB” means European Investment Bank, a non-profit bank owned by the Member States of the European Union and established under the Treaty of Rome.

                     “EIB Guarantees” means (i) the Financial Guaranty 10017-X, dated July 5, 2001, issued by XLI in favor of EIB (Algarve), (ii) the Financial Guaranty Number 10028-X, dated May 28, 2004, issued by XLI in favor of EIB (Autovia del Camino, S.A.), (iii) the Financial Guaranty Number 10029-X, dated October 28, 2004, issued by XLI in favor of EIB (Autovia del los Vinedos), (iv) the Financial Guaranty Number 10023-X, dated June 8, 2005, issued by XLI in favor of EIB (Transform School (North Lanarkshire) Funding plc), and (v) the Financial Guaranty Number 10019-X, dated May 4, 2005, issued by XLI in favor of EIB (Healthcare Support (Newcastle) Finance plc).

                     “EIB Policies” means (i) the Financial Guaranty Number CA00041A, dated July 5, 2001, issued by XLCA in favor of EIB, (ii) the Financial Guaranty Number CA00995A, dated May 28, 2004, issued by XLCA in favor of EIB and the Financial Guaranty Number UK0003A, dated May 28, 2004 issued by XLCAUK in favor of EIB, (iii) the Financial Guaranty Number CA01220A, dated October 28, 2004, issued by XLCA in favor of EIB and the Financial Guaranty Number UK0004A, dated October 28, 2004, issued by XLCAUK in favor of EIB, (iv) the Financial Guaranty Number CA02062A, dated June 8, 2005, issued by XLCA in favor of EIB and the Financial Guaranty Number UK0008A, dated June 8, 2005, issued by XLCAUK in favor of EIB and (v) the Financial Guaranty Number CA01937A, dated May 4, 2005 issued by XLCA in favor of EIB and the Financial Guaranty Number UK0007B, dated May 4, 2005, issued by XLCAUK in favor of EIB.

                     “EIB Resolution Event” means (i) commutation of all of the EIB Policies and full and final extinguishment of all Persons’ rights and obligations thereunder, (ii) a general release in form reasonably acceptable to the XL Parties by EIB of the XL Parties’ obligations with respect to all of the EIB Guarantees or (iii) the provision by a creditworthy entity reasonably acceptable to the XL Parties of a guaranty guaranteeing 100% of the XL Parties’ obligations under all of the EIB Guarantees.

                     “Escrow Agent” means HSBC Private Bank, Bermuda Trust Company Limited.

                     “Escrow Agreement” means the agreement pursuant to which the Escrow Agent will hold the XL Owned SCA Common Shares pursuant to terms substantially the same as those set forth in Schedule 1.01(d), if the XL Owned SCA Common Shares are transferred to the Escrow Agent pursuant to Section 2.10.

                     “Excess of Loss Agreement” means the Excess of Loss Reinsurance Agreement by and between XLFA and XLI, dated as of October 3, 2001.

                     “Excess of Loss Commutation Agreement” means the Excess of Loss Commutation Agreement to be executed by XLFA and XLI and delivered at the Closing, in the form of Exhibit 1.01(d).

                     “Facultative Master Certificate” means the Facultative Master Certificate effective as of November 1, 2002, as amended and restated pursuant to the First Amended and Restated Facultative Master Certificate, effective as of August 4, 2006, and as further amended and restated pursuant to the Second Amended and Restated Facultative Master Certificate by and between XLRA and XLCA, dated as of March 1, 2007.

                     “Facultative Master Certificate Commutation Agreement” means the Facultative Master Certificate Commutation Agreement to be executed by XLCA and XLRA and delivered at the Closing, in the form attached hereto as Exhibit 1.01(e).

                     “Financial Statements” means the GAAP Financial Statements, the XLCA Statutory Financial Statements and the XLFA Statutory Financial Statements.

                     “Financial Security” means Financial Security Assurance Inc.

                     “Financial Security Commutations” means the Financial Security Master Facultative Commutation and the commutations of the Other Financial Security Agreements.

                     “Financial Security Agreements” means the Financial Security Master Facultative Agreement and the Other Financial Security Agreements.

                     “Financial Security Guarantee” means the Reinsurance Agreement Guarantee, dated November 3, 1998 and amended on July 5, 2006, issued by X.L. Insurance Company, Ltd (later renamed XLI), guaranteeing XLFA’s obligations to Financial Security under the Financial Security Master Facultative Agreement.

                     “Financial Security Master Facultative Agreement” means the Amended and Restated Master Facultative Reinsurance Agreement, dated as of November 3, 1998, between Financial Security and XLFA; as amended by the First Amendment to the Master Facultative Reinsurance Agreement, dated as of November 3, 1998, between Financial Security and XLFA; as amended by the First Amendment to the Amended and Restated Master Facultative Reinsurance Agreement, dated as of July 6, 2006, between Financial Security and XLFA.

                     “Financial Security Master Facultative Commutation” means the commutation of the Financial Security Master Facultative Agreement pursuant to a commutation and release agreement.

                     “GAAP” means United States generally accepted accounting principles in effect from time to time.

                     “GAAP Financial Statements” means (i) the audited balance sheet of each of SCA, XLFA and XLCA for the fiscal year ended December 31, 2007 and the related audited statements of income, retained earnings, stockholders’ equity and changes in financial position, together with all related notes and schedules thereto and accompanied by the reports thereon of the SCA Parties’ accountants, and (ii) the unaudited balance sheet of each of SCA, XLFA and XLCA for the three month period ended March 31, 2008 and the related unaudited statements of income, retained earnings, stockholders’ equity and changes in financial position, together with all related notes and schedules thereto.

                     “Governmental Authority” means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award issued or entered by or with any Governmental Authority.

                     “Jeffco Policies” means (i) the Municipal Bond Insurance Policy Number CA00370A, together with any endorsements thereto, relating to $839,500,000 Jefferson County, Alabama, Sewer Revenue Refunding Warrants Series 2002-C, consisting of $74,450,000 Series 2002-C-1-A Warrants, $74,450,000 Series 2002-C-1-B Warrants, $74,450,000 Series 2002-C-1-C Warrants, $75,450,000 Series 2002-C-1-D Warrants, $73,700,000 Series 2002-C-2 Warrants, $98,300,000 Series 2002-C-3 Warrants, $73,700,000 Series 2002-C-4 Warrants, $98,300,000 Series 2002-C-5 Warrants, $147,600,000 Series 2002-C-6 Warrants and $49,100,000 Series

2002-C-7 Warrants; (ii) the Municipal Bond Insurance Policy Number CA00522A, together with any endorsements thereto, relating to $300,000,000 Jefferson County, Alabama Sewer Revenue Refunding Warrants, Series 2003-B, consisting of $55,000,000 Series 2003-B-2 Warrants, $25,000,000 Series 2003B-3 Warrants, $25,000,000 Series 2003B-4 Warrants, $75,000,000 Series 2003B-5 Warrants, $15,000,000 Series 2003B-6 and $105,000,000 Series 2003B-7 Warrants; and (iii) the Debt Service Reserve Insurance Policy Number CA01568A, together with any endorsements thereto, relating to up to $164,863,746.40 Parity Securities as defined in the Trust Indenture, dated as of February 1, 1997, between Jefferson County, Alabama and The Bank of New York (as successor to AmSouth Bank of Alabama), as trustee, as such Indenture has been supplemented and amended.

                     “Knowledge of SCA” means the actual knowledge after due inquiry of those Persons identified on Schedule 1.01(c).

                     “Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule (including any rules regarding discovery), code, order, requirement or rule of law (including common law).

                     “Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                     “Minimum Consenting CDS Counterparty Restructuring Threshold” means (i) at least seventy-five percent (75%) in notional amount of the aggregate sum of the notional amounts of (A) the ABS CDO CDSs and (B) the collateralized debt obligation credit default swaps between XLCA or an Affiliate of XLCA and a CDS Counterparty that are listed on an official schedule held by the SCA Parties and the CDS Financial Advisor; (ii) at least sixty-six and two-thirds percent (66 2/3%) in total notional amount of the ABS CDO CDSs; and (iii) at least sixty-six and two-thirds percent (66 2/3%) in aggregate number of the CDS Counterparties.

                     “MLI CDS Agreements” means the eight asset backed securities collateralized debt obligation credit default swap agreements listed on Schedule 1.01(a).

                     “NYID” means the New York State Insurance Department.

                     “Other Financial Security Agreements” means all agreements between any SCA Party and Financial Security, other than the Financial Security Master Facultative Agreement, as to which the obligations of such SCA Parties are secured by a letter of credit issued by the lenders pursuant to the Credit Agreement for the benefit of Financial Security on September 19, 2006, as heretofore amended, extended and renewed, bearing Citibank, N.A. reference number 61652611.

                     “Other Terminated Agreements” means those agreements listed on Schedule 1.01(b).

                     “Party” means any party to this Agreement.

                     “Person” means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                     “Quota Share Treaty Commutation” means the commutation of the Quota Share Treaty pursuant to the Quota Share Treaty Commutation Agreement.

                     “Quota Share Treaty Commutation Agreement” means the Quota Share Treaty Commutation Agreement to be executed by XLFA and XLCA and delivered at the Closing, in the form of Exhibit 1.01(f).

                     “Reinsurance Guarantees” means (i) the Guarantee, (ii) the Financial Security Guarantee and (iii) the EIB Guarantees.

                     “Required Consenting CDS Counterparties” means greater than 50% of the total notional amount of all the credit default swaps between XLCA or an Affiliate of XLCA and the CDS Counterparties.

                     “SCA Parties” means SCA, XLFA, XLCA, XLFAS, SCAB, XLCAUK and each of the portfolio trusts that executes a joinder agreement pursuant to Section 9.04 in the form attached hereto as Exhibit 1.01(c), either collectively or individually, as the context requires.

                     “SCA Registration Rights Agreement” means a registration rights agreement for the XL Owned SCA Common Shares in substantially the form attached hereto as Exhibit 1.01(j).

                     “SCA Share Sale Proceeds” means the proceeds, together with any interest that may accrue thereon, of any sale of the XL Owned SCA Common Shares as owned by the SCA Shareholder Entity and any cash dividends or distributions paid with respect to such shares during such time as the XL Owned SCA Common Shares are owned by the SCA Shareholder Entity.

                     “SCA Shareholder Entity” means a special purpose trust or other entity formed pursuant to the Declaration of Trust.

                     “SCA Shareholder Entity Agreement” means an agreement substantially in the form attached hereto as Exhibit 1.01(i).

                     “SCA Shareholder Entity Formation Conditions” means (i) the selection of a trustee of the SCA Shareholder Entity mutually acceptable to the Required Consenting CDS Counterparties and the SCA Parties; (ii) the establishment of the SCA Shareholder Entity; (iii) the delivery by the SCA Shareholder Entity of a true and correct written copy of customary securities Law representations and agreements set forth on Exhibit 2.06 to the XL Parties (or to the Escrow Agent, with a copy to the XL Parties, if the XL Owned Common Shares have been transferred to the Escrow Agent pursuant to Section 2.10); and (iv) any required approval the NYID, the Delaware Insurance Department and the UK FSA of the SCA Shareholder Entity’s acquisition of the XL Owned SCA Common Shares will have been obtained.

                     “SCA Shareholder Entity Formation Conditions Certificate” means a certificate certified by the Secretaries of SCA, XLFA and XLCA stating that the SCA Shareholder Entity Formation Conditions have been satisfied.

                     “Securities Act” means the Securities Act of 1933, as amended.

                     “Subscription Agreement” means the Subscription Agreement to be executed by XLFA and XL and delivered at the Closing, in the form of Exhibit 1.01(g).

                     “Subsidiary” or “Subsidiaries” means, with respect to a specified Person, any corporation, partnership, limited partnership, limited liability company or other entity as to which the specified Person, directly or indirectly (including through one or more Subsidiaries), owns a majority of the outstanding shares of stock or other ownership interests having voting power under ordinary circumstances to elect directors of such corporation or other Persons performing similar functions for such entity.

                     “Third-Party Reinsurance Agreements” means (i) the Financial Security Master Facultative Agreement, and all individual risk cessions thereunder and (ii) the EIB Policies.

                     “Transaction Documents” means this Agreement, the Ancillary Agreements and any certificate, Financial Statement, report, list, writing or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement.

                     “Transactions” means all transactions contemplated by this Agreement and the Ancillary Agreements.

                     “Transfer” means, with respect to a given security, any transaction whereby a Person (a) offers, pledges, sells or contracts to sell any option or contract to purchase, purchases any option or contract to sell, grants any option, right or warrant to purchase, lends, or otherwise transfers or disposes of, directly or indirectly, such security or any security convertible into, or exercisable or exchangeable for, any or all of such security; or (b) enters into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any or all of the given security, whether any such transaction described in clause (a) or (b) is to be settled by delivery of any or all of the given security or any other security, in cash or otherwise. Notwithstanding the foregoing, in no event shall any transfer or other transaction solely between or among the SCA Parties constitute a “Transfer.”

                     “Transition Agreement” means the Transition Agreement, dated as of August 4, 2006 and amended on May 3, 2007, among XL, XLI, XLA and SCA.

                     “Transition Agreement Amendment” means the Transition Agreement Amendment No. 2 among XL, XLI, XLA and SCA in the form attached hereto as Exhibit 1.01(k).

                     “Triggered Enforcement Rights” means a Party’s right to accelerate, liquidate, close out, terminate, assess or demand damages or termination payments under, withhold or set off payments under, alter the payment terms of, demand collateral in respect of, or otherwise exercise remedies or enforcement rights in respect of one or more transactions (including swap transactions), agreements, policies, guarantees or treaties to which an SCA Party or an Affiliate thereof is a party, other than in respect of the Credit Agreement; provided, that, solely for purposes of Section 6.10(b), the definition of “Triggered Enforcement Rights” includes the right of any counterparty to a credit default swap agreement with XLCA or Affiliates of XLCA to accelerate, liquidate, close out, terminate, assess or demand damages or termination payments under, withhold or set off payments under, alter the payment terms of, demand collateral in respect of, or otherwise exercise remedies or enforcement rights in respect of one or more transactions (including swap transactions), agreements, policies, guarantees or treaties to which an SCA Party or an Affiliate thereof is a party, other than in respect of the Credit Agreement.

                     “UK FSA” means the Financial Services Authority in the United Kingdom.

                     “XLCA Statutory Financial Statements” means the annual financial statements of XLCA filed with the NYID for the year ended December 31, 2007, the quarterly financial statements of XLCA filed with the NYID for the quarter ended March 31, 2008 and the Statement of Actuarial Opinion of XLCA filed with the NYID for the year ended December 31, 2007.

                     “XLFA Redomestication” means the discontinuance of XLFA as a company existing under the Laws of Bermuda and its continuation as a Delaware corporation and the contribution to XLCA by the SCA Parties of all of the common shares and Series A Redeemable Preferred Shares of XLFA.

                     “XLFA Statutory Financial Statements” means the annual financial statements of XLFA filed with the BMA for the year ended December 31, 2007, and the quarterly financial statements of XLFA filed with the BMA for the quarter ended March 31, 2008, each prepared in accordance with Bermuda statutory accounting principles applied on a basis consistent with past practices, and the Statement of Actuarial Opinion of XLFA filed with the BMA for the year ended December 31, 2007.

                     “XL Parties” means XL, XLI, XLRA, XLGS, XLBS and XLA, either collectively or individually, as the context requires.

                     “XL Public Offering” means an offering of XL’s Class A Ordinary Shares, par value $0.01 per share, and equity security units, in each case, registered pursuant to the Securities Act.

                     “XL Stock Resale and Registration Rights Agreement” means the Resale Registration Rights Agreement to be executed by XLFA and XL and delivered at the Closing, in the form of Exhibit 1.01(h).

                     “XL/SCA Commutation Agreements” means (i) the 2001 Facultative Quota Share Commutation Agreement, (ii) the Excess of Loss Commutation Agreement, (iii) the Adverse Development Cover Commutation Agreement and (iv) the Facultative Master Certificate Commutation Agreement.

                    Section 1.02 Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location

Allocated Funds	Section 6.12
Cash Consideration Amount	Section 2.06
CDS Counterparty Restructuring	Section 6.12
Challenging Action	Section 6.11(a)
Closing	Section 2.07
Confidential Information	Section 6.01(b)
Consideration	Section 2.06
Guarantee	Recitals
Losses	Section 9.11(a)
MLI	Section 3.10
MLI Agreement	Section 3.10
Providing Group	Section 6.01(b)
Quota Share Treaty	Recitals
Receiving Group	Section 6.01(b)
SCA	Preamble
SCA Indemnitees	Section 9.11(a)
SCAB	Preamble
SEC	Section 3.08(e)
Stock Consideration	Section 2.06
XL	Preamble
XL Indemnitees	Section 9.11(b)
XL Owned SCA Common Shares	Recitals
XLA	Preamble
XLBS	Preamble
XLCA	Preamble
XLCAUK	Preamble
XLFA	Preamble
XLFAS	Preamble
XLGS	Preamble
XLI	Preamble
XLRA	Preamble

                    Section 1.03 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

                    (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

                    (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                    (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

                    (d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                    (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                    (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

                    (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

                    (h) references to a Person are also to its successors and permitted assigns; and

                    (i) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

COMMUTATION AND RELEASE

                    Subject to the terms and conditions of this Agreement, at or prior to the Closing:

                    Section 2.01 Commutation and Release of Reinsurance Agreements. The SCA Parties and the XL Parties shall (i) commute the agreements listed in Part I of Schedule 2.01 and (ii) fully and finally extinguish all the Parties’ rights and obligations under all such agreements pursuant to the XL/SCA Commutation Agreements.

                    Section 2.02 Termination of the Other Terminated Agreements. The SCA Parties and the XL Parties shall terminate the Other Terminated Agreements listed in Part I of Schedule 1.01(b) and, notwithstanding anything in any of the Other Terminated Agreements listed in Part I of Schedule 1.01(b) that provides that any term or condition survives termination, fully and finally extinguish all rights and obligations of the Parties under all such agreements.

                    Section 2.03 Commutation and Release of Quota Share Treaty. XLCA and XLFA shall (i) commute the Quota Share Treaty and (ii) fully and finally extinguish all rights and obligations under the Quota Share Treaty pursuant to the Quota Share Treaty Commutation Agreement.

                    Section 2.04 Commutation and Amendment of Other Reinsurance Agreements. (a) The SCA Parties intend to, but shall not be obligated to, commute or amend the reinsurance agreements the SCA Parties have with third parties that are identified on Schedule 2.04; provided, that until October 15, 2008, no commutation or amendment of any agreement listed on

Schedule 2.04 may involve the payment of cash or other consideration by any SCA Party. For the avoidance of doubt, no commutation or amendment of any agreement listed on Schedule 2.04 shall involve the payment of Allocated Funds.

                    (b) Notwithstanding the foregoing, (i) the Financial Security Commutations, (ii) the commutations of each EIB Policy, (iii) the general releases in a form reasonably acceptable to the XL Parties of the XL Parties with respect to each EIB Guarantee or (iv) the provision by a creditworthy entity reasonably acceptable to the XL Parties of a guarantee guaranteeing 100% of the XL Parties’ obligations under each EIB Guarantee may involve payment of cash or other consideration payable at any time by any SCA Party.

                    Section 2.05 Mutual Releases. (a) As of the Closing Date:

          (i) each SCA Party, on behalf of itself and its respective Subsidiaries, hereby irrevocably and unconditionally releases and forever discharges each XL Party, its parents, Subsidiaries and Affiliates, and its respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, underwriters, and attorneys, from any and all past, present and future actions, causes of action, suits, debts, Liens, contracts, rights, agreements, obligations, promises, liabilities, claims, counterclaims, demands, damages, controversies, losses, costs and expenses (including attorneys’ fees and costs actually incurred) of any kind, character, description or nature whatsoever, known or unknown to any of the SCA Parties, suspected or unsuspected, reported or unreported, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, whether grounded in Law or equity or sounding in tort or contract or otherwise, which the SCA Party now has, owns, holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising directly or indirectly out of, based upon, or in any way related to or in connection with (A) (1) the Financial Security Agreements; (2) the agreements, understandings, arrangements commuted or terminated pursuant to Sections 2.01, 2.02 and 2.03, and Other Terminated Agreements listed in Part II of Schedule 1.01(b); (3) any of the Reinsurance Guarantees; (4) any commutation of an EIB Policy; (5) the commutation or termination of any of the foregoing listed in clauses (1), (2), (3) and (4); or (6) any commutation or amendment of any agreement listed on Schedule 2.04 pursuant to or in accordance with this Agreement; (B) conduct or other matters occurring on or prior to the Closing, other than contractual obligations arising under written agreements between any XL Party and any SCA Party (including those described on Schedule 2.05, but excluding those expressly commuted or terminated pursuant to this Agreement or any Ancillary Agreement) or (C) any tax liability, whether stemming from policies issued by Subsidiaries of SCA prior to SCA’s IPO, after SCA’s IPO or otherwise, that results from the XLFA Redomestication; provided, however, with respect to both clauses (A) and (B), the provisions of this paragraph shall not discharge any obligation of any of the XL Parties that has been undertaken or imposed by the express terms of this Agreement or any Ancillary Agreement.

(ii) each SCA Party hereby irrevocably and unconditionally releases and forever discharges each CDS Counterparty, its parents, Subsidiaries and Affiliates, and its respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, underwriters, and attorneys, from any and all past, present and future actions, causes of action, suits, debts, Liens, contracts, rights, agreements, obligations, promises, liabilities, claims, counterclaims, demands, damages, controversies, losses, costs and expenses (including attorneys’ fees and costs actually incurred) of any kind, character, description or nature whatsoever, known or unknown to any of the SCA Parties, suspected or unsuspected, reported or unreported, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, whether grounded in Law or equity or sounding in tort or contract or otherwise, which the SCA Party now has, owns, holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising directly or indirectly out of, based upon, or in any way related to or in connection with (A) (1) the Financial Security Agreements; (2) the agreements, understandings, arrangements commuted or terminated pursuant to Sections 2.01, 2.02 and 2.03, and Other Terminated Agreements listed in Part II of Schedule 1.01(b); (3) any of the Reinsurance Guarantees; (4) the commutation or termination of any of the foregoing listed in clauses (1), (2) and (3); (5) any commutation of an EIB Policy, any general release by EIB of the XL Parties’ obligations with respect to an EIB Guarantee, or any guaranty by a creditworthy entity reasonably acceptable to the XL Parties of the XL Parties’ obligations under any EIB Guarantee, each in accordance with this Agreement; or (6) any commutation or amendment of any agreement listed on Schedule 2.04 pursuant to or in accordance with this Agreement or (B) conduct occurring on or prior to the Closing with respect to this Agreement and the Transactions; provided, however, with respect to both clauses (A) and (B), the provisions of this paragraph shall not discharge any obligation of any of the CDS Counterparties that has been undertaken or imposed by the express terms of this Agreement, any Ancillary Agreement or any other agreement to which such CDS Counterparty is a party.

(b) As of the Closing Date:

          (i) each XL Party, on behalf of itself and its respective Subsidiaries, hereby irrevocably and unconditionally releases and forever discharges each SCA Party, its parents, Subsidiaries and Affiliates, and its respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, underwriters, and attorneys, from any and all past, present and future actions, causes of action, suits, debts, Liens, contracts, rights, agreements, obligations, promises, liabilities, claims, counterclaims, demands, damages, controversies, losses, costs and expenses (including attorneys’ fees and costs actually incurred) of any kind, character, description or nature whatsoever, known or unknown to any of the XL Parties, suspected or unsuspected, reported or unreported, fixed or contingent, whether grounded in Law or equity or sounding in tort or contract or otherwise, which the XL Party now has, owns, holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising directly or indirectly out of, based upon, or in any way related to or in connection with (A) (1) the Financial Security Agreements; (2) the agreements, understandings, arrangements commuted or terminated pursuant to Sections 2.01, 2.02 and 2.03, and Other Terminated Agreements listed in Part II of Schedule 1.01(b); (3) any of the Reinsurance Guarantees; (4) any commutation of an EIB Policy; (5) the commutation or termination of any of the foregoing listed in clauses (1), (2), (3) and (4); or (6) any commutation or amendment of any agreement listed on Schedule 2.04 pursuant to or in accordance with this Agreement or (B) conduct or other matters occurring on or prior to the Closing, other than contractual obligations arising under written agreements between any XL Party and any SCA Party (including those described on Schedule 2.05, but excluding those expressly commuted or terminated pursuant to this Agreement or any Ancillary Agreement); provided, however, with respect to both clauses (A) and (B), the provisions of this paragraph shall not discharge any obligation of any of the SCA Parties that has been undertaken or imposed by the express terms of this Agreement or any Ancillary Agreement.

          (ii) each XL Party hereby irrevocably and unconditionally releases and forever discharges each CDS Counterparty, its parents, Subsidiaries and Affiliates, and its respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, underwriters, and attorneys, from any and all past, present and future actions, causes of action, suits, debts, Liens, contracts, rights, agreements, obligations, promises, liabilities, claims, counterclaims, demands, damages, controversies, losses, costs and expenses (including attorneys’ fees and costs actually incurred) of any kind, character, description or nature whatsoever, known or unknown to any of the XL Parties, suspected or unsuspected, reported or unreported, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, whether grounded in Law or equity or sounding in tort or contract or otherwise, which the XL Party now has, owns, holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising directly or indirectly out of, based upon, or in any way related to or in connection with (A) (1) the Financial Security Agreements; (2) the agreements, understandings, arrangements commuted or terminated pursuant to Sections 2.01, 2.02 and 2.03, and Other Terminated Agreements listed in Part II of Schedule 1.01(b); (3) any of the Reinsurance Guarantees; (4) the commutation or termination of any of the foregoing listed in clauses (1), (2) and (3); (5) any commutation of an EIB Policy, any general release by EIB of the XL Parties’ obligations with respect to an EIB Guarantee, or any guaranty by a creditworthy entity reasonably acceptable to the XL Parties of the XL Parties’ obligations under any EIB Guarantee, each in accordance with this Agreement; or (6) any commutation or amendment of any agreement listed on Schedule 2.04 pursuant to or in accordance with this Agreement, or (B) conduct occurring on or prior to the Closing with respect to this Agreement and the Transactions; provided, however, with respect to both clauses (A) and (B), the provisions of this paragraph shall not discharge any obligation of any of the CDS Counterparties that has been undertaken or imposed by the express terms of this Agreement, any Ancillary Agreement or any other agreement to which such CDS Counterparty is a party.

                    (c) As of the Closing Date, each CDS Counterparty hereby irrevocably and unconditionally releases and forever discharges each SCA Party, each XL Party, each of their respective parents, Subsidiaries and Affiliates, and each of their respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, underwriters, and attorneys, from any and all past, present and future actions, causes of action, suits, debts, Liens, contracts, rights, agreements, obligations, promises, liabilities, claims, counterclaims, demands, damages, controversies, losses, costs and expenses (including attorneys’ fees and costs actually incurred, except those costs and expenses expressly agreed in writing to be paid by the SCA Parties) of any kind, character, description or nature whatsoever, known or unknown to any of the CDS Counterparties, suspected or unsuspected, reported or unreported, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, whether grounded in Law or equity or sounding in tort or contract or otherwise, which the CDS Counterparty now has, owns, holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising directly or indirectly out of, based upon, or in any way related to or in connection with (A) (1) the Financial Security Agreements; (2) the agreements, understandings, arrangements commuted or terminated pursuant to Sections 2.01, 2.02 and 2.03, and Other Terminated Agreements listed in Part II of Schedule 1.01(b); (3) any of the Reinsurance Guarantees; (4) the commutation or termination of any of the foregoing listed in clauses (1), (2) and (3); (5) any commutation of an EIB Policy, any general release by EIB of the XL Parties’ obligations with respect to an EIB Guarantee, or any guaranty by a creditworthy entity reasonably acceptable to the XL Parties of the XL Parties’ obligations under any EIB Guarantee, each in accordance with this Agreement; or (6) commutation or amendment of any agreement listed on Schedule 2.04 pursuant to or in accordance with this Agreement; or (B) conduct occurring on or prior to the Closing with respect to this Agreement and the Transactions; provided, however, that nothing in this Section 2.05(c) releases any SCA Party or any XL Party from fraud or intentional misconduct; provided, further, that with respect to both clauses (A) and (B), the provisions of this paragraph shall not discharge any obligation of any of the SCA Parties or XL Parties that has been undertaken or imposed by the express terms of this Agreement, any Ancillary Agreement or any other written agreement under which such CDS Counterparty has any rights (whether as a party or otherwise) or otherwise amend existing credit default swaps to which such CDS Counterparty is a party.

                    (d) The Parties acknowledge and agree that (A) the SCA Parties shall not be responsible for the performance, or lack thereof, of any other Party’s obligations pursuant to this Agreement or the Ancillary Agreements, (B) the XL Parties shall not be responsible for the performance, or lack thereof, of any other Party’s obligations pursuant to this Agreement or the Ancillary Agreements and (C) a CDS Counterparty shall not be responsible for the performance, or lack thereof, of any other Party’s obligations pursuant to this Agreement or the Ancillary Agreements.

                    (e) Waiver of Statutory Rights. In connection with the releases granted herein, each of the Parties hereby waives all rights conferred by the provisions of California Civil Code Section 1542 and/or any similar state or federal law. California Civil Code § 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties understand and acknowledge the significance and consequence of their waiver of § 1542 of the California Civil Code, as well as any other federal or state statute or common law principle of similar effect, and acknowledge that this waiver is a material inducement to and consideration for each Party’s execution of this Agreement; provided, however, the provisions of this paragraph shall not discharge any obligation of any of the Parties that has been undertaken or imposed by the express terms of this Agreement, any Ancillary or any other written agreement to which such Party is a party.

                    Section 2.06 Consideration. At the Closing, the XL Parties shall (i) pay to the SCA Parties an aggregate amount (inclusive of any amounts specified within the XL/SCA Commutation Agreements) equal to One Billion, Seven Hundred and Seventy-Five Million Dollars ($1,775,000,000) (the “Cash Consideration Amount”), which will be paid to each of the SCA Parties in the amounts set forth on Schedule 2.06(a); (ii) issue and transfer to the SCA Parties, free and clear of any Liens, an aggregate of eight million (8,000,000) shares of XL’s Class A Ordinary Shares, par value $0.01 per share (the “Stock Consideration”), which will be transferred to each of the SCA Parties in the number of shares set forth on Schedule 2.06(b), pursuant to the terms of the Subscription Agreement and the XL Stock Resale and Registration Rights Agreement; and (iii) subject to Section 2.10, transfer to the SCA Shareholder Entity, free and clear of any Liens, all of the XL Owned SCA Common Shares to be held in accordance with the terms of the Declaration of Trust (the XL Owned SCA Common Shares, together with the Cash Consideration Amount and the Stock Consideration, the “Consideration”).

                    Section 2.07 Closing. (a) Subject to (i) satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VII (other than those conditions anticipated to occur at Closing) and (ii) the completion of an XL Public Offering, the closing of the commutations, terminations and releases that are the subject of this Agreement (the “Closing”) will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153 at 10:00 a.m., New York time, on the same Business Day as the completion of an XL Public Offering, or at such other place or at such other time or on such other date as the Parties may mutually agree upon in writing. Notwithstanding anything to the contrary contained herein, under no circumstances will the XL Parties have any obligation to consummate any of the Transactions required to be completed on or prior to the Closing until the completion of an XL Public Offering.

                    (b) All of the actions to be taken at Closing will be deemed to occur simultaneously, except that the Cash Consideration Amount to be received by XLFA shall be received prior to the XLFA Redomestication, and the commutation of the Quota Share Treaty shall occur after the XLFA Redomestication.

                    Section 2.08 Closing Deliveries by the SCA Parties. (a) At Closing, the SCA Parties shall deliver or cause to be delivered to the XL Parties:

(i) receipt for the Cash Consideration Amount and the Stock Consideration received by the applicable SCA Parties;

(ii) the Subscription Agreement executed by each SCA Party which is a party thereto;

(iii) the XL Stock Resale and Registration Rights Agreement executed by each SCA Party which is a party thereto;

(iv) the 2001 Facultative Quota Share Commutation Agreement executed by each SCA Party which is a party thereto;

(v) the Excess of Loss Commutation Agreement executed by each SCA Party which is a party thereto;

(vi) the Adverse Development Cover Commutation Agreement executed by each SCA Party which is a party thereto;

(vii) the Facultative Master Certificate Commutation Agreement executed by each SCA Party which is a party thereto;

(viii) a true and complete original copy of a fully executed Quota Share Treaty Commutation Agreement;

(ix) the Transition Agreement Amendment executed by each SCA Party which is a party thereto; and

(x) an SCA Shareholder Entity Formation Conditions Certificate, if the SCA Shareholder Entity Formation Conditions have been satisfied.

                    (b) At Closing, the SCA Parties shall deliver or cause to be delivered to the XL Parties and the CDS Counterparties a true and complete copy, certified by the Secretary or Director of each of the SCA Parties, of the resolutions duly and validly adopted by the Boards of Directors (or, in the case of each portfolio trust that is an SCA Party, a direction letter authorized by its unitholder) of each of the SCA Parties evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the Transactions.

                    Section 2.09 Closing Deliveries by the XL Parties. (a) At Closing, the XL Parties shall deliver to the SCA Parties:

          (i) the Cash Consideration Amount by wire transfer in immediately available funds to a bank account or bank accounts of XLFA or XLCA (and, for the avoidance of doubt, no other entity) as SCA may direct, consistent with the allocation of the Cash Consideration Amount attached hereto as Schedule 2.06(a), in writing to XL at least three days prior to Closing;

          (ii) stock certificates evidencing the Stock Consideration registered in the names of those SCA Parties designated on Schedule 2.06(b), together with an executed share transfer form evidencing the transfer of the XL Owned SCA Common Shares;

(iii) the Subscription Agreement executed by each XL Party which is a party thereto;

(iv) the XL Stock Resale and Registration Rights Agreement executed by each XL Party which is a party thereto;

(v) the 2001 Facultative Quota Share Commutation Agreement executed by each XL Party which is a party thereto;

(vi) the Excess of Loss Commutation Agreement executed by each XL Party which is a party thereto;

(vii) the Adverse Development Cover Commutation Agreement executed by each XL Party which is a party thereto;

(viii) the Facultative Master Certificate Commutation Agreement executed by each XL Party which is a party thereto; and

(ix) the Transition Agreement Amendment executed by each XL Party which is a party thereto.

                    (b) At Closing, the XL Parties shall deliver to the SCA Parties and the CDS Counterparties a true and complete copy, certified by the Secretary or Director of each of the XL Parties, of the resolutions duly and validly adopted by the Boards of Directors of each of the XL Parties evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the Transactions.

                    (c) At Closing, but subject to Section 2.10, the XL Parties shall cause the XL Owned SCA Common Shares (together with certificates evidencing such XL Owned SCA Common Shares and stock powers duly endorsed in blank to be transferred to the SCA Shareholder Entity, which will be owned and managed pursuant to the terms of the Declaration of Trust.

                    Section 2.10 Escrow. Notwithstanding anything to the contrary contained in this Agreement, if XL does not receive an SCA Shareholder Entity Formation Conditions Certificate from the SCA Parties in accordance with Section 2.08(a) at or prior to the Closing, the XL Parties shall, at Closing, deposit with the Escrow Agent certificates evidencing all of the XL Owned SCA Common Shares, free and clear of any Liens, together with stock powers duly endorsed in blank, which are to be held by the Escrow Agent until released in accordance with the Escrow Agreement. From and after delivery of such certificates to the Escrow Agent at Closing, the XL Parties shall refrain from exercising, and hereby irrevocably disclaim, any and all voting, economic or other rights with respect to the XL Owned SCA Common Shares, and the XL Parties will have no liability or further obligations to the SCA Parties or the CDS Counterparties thereafter with respect to the XL Owned SCA Common Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SCA PARTIES

                    The SCA Parties hereby jointly and severally represent and warrant to each of the XL Parties and CDS Counterparties as follows:

                    Section 3.01 Organization, Authority and Qualification of the SCA Parties. Each of the SCA Parties is a corporation, company or business entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it may be a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions. Except as set forth in Section 3.01 of the SCA Parties’ Disclosure Schedule, each of the SCA Parties is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution and delivery of this Agreement and the Ancillary Agreements to which each SCA Party is a party, the performance by each SCA Party of its obligations hereunder and thereunder and the consummation by each SCA Party of the Transactions have been duly authorized by all requisite action on the part of each SCA Party and its shareholders. This Agreement, the Transition Agreement Amendment, the SCA Shareholder Entity Agreement and each Transaction have been approved by an independent committee of SCA’s Board of Directors that did not include any member that was nominated to SCA’s Board by any of the XL Parties, and this Agreement and each Ancillary Agreement and Transaction to which each other SCA Party is a party has been approved by such SCA Party’s Board of Directors (or, in the case of each portfolio trust that is an SCA Party, a direction letter authorized by its unitholder) or other appropriate authorizing body or Person. This Agreement has been, and, upon their execution, the Ancillary Agreements to which each SCA Party is a party shall have been, duly executed and delivered by each SCA Party, and, assuming due authorization, execution and delivery by each of the XL Parties and CDS Counterparties and receipt of all consents and approvals by Governmental Authorities as required by Law, this Agreement constitutes, and, upon their execution, the Ancillary Agreements shall constitute, legal, valid and binding obligations of the SCA Parties enforceable against each of the SCA Parties in accordance with their respective terms, subject to remedies under applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights.

                    Section 3.02 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.03, the execution, delivery and performance by each of the SCA Parties of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bye-Laws (or similar organizational documents) of any SCA Party, (b) conflict with or violate any Law or Governmental Order applicable to any of the SCA Parties or any of their assets, properties or businesses or, (c) except as set forth in Section 3.02 of the SCA Parties’ Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which any SCA Party is a party, which would adversely affect the ability of any SCA Party to carry out its obligations under this Agreement or any Ancillary Agreement or to consummate the Transactions.

                    Section 3.03 Governmental Consents and Approvals. (a) The execution, delivery and performance of this Agreement and each Ancillary Agreement to which any SCA Party is a party by the SCA Parties does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except as described in Section 3.03 of the SCA Parties’ Disclosure Schedule.

                    (b) The SCA Parties sought and obtained (other than with respect to obtaining confirmation from the NYID, the Delaware Insurance Department and the UK FSA that they do not object to the transfer of the XL Owned SCA Common Shares to the SCA Shareholder Entity, which confirmation will be sought and is anticipated to be obtained promptly after the completion of the documentation related to the Shareholder Entity) approval of this Agreement and each commutation or other Transaction to which XLCA is a party from the NYID on the grounds that (among other things) they are collectively, and each is individually, fair and equitable. The SCA Parties have obtained (other than with respect to obtaining confirmation from the NYID, the Delaware Insurance Department and the UK FSA that they do not object to the transfer of the XL Owned SCA Common Shares to the SCA Shareholder Entity, which confirmation will be sought and is anticipated to be obtained promptly after the completion of the documentation related to the Shareholder Entity) or completed all consents, approvals, authorizations, orders, actions, filings or notifications listed on Section 3.03 of the SCA Parties’ Disclosure Schedule. The SCA Parties have provided true and correct copies of such approvals to the XL Parties. To the Knowledge of SCA, approvals have not been rescinded, modified or amended in any way.

                    Section 3.04 Financial Information. (a) True and complete copies of the Financial Statements have been delivered by the SCA Parties to the XL Parties and CDS Counterparties. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the SCA Parties and (ii) present fairly the financial condition and results of operations of the SCA Parties as of the dates thereof or for the periods covered thereby. The GAAP Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with past practices. The XLCA Statutory Financial Statements have been prepared in accordance with New York State statutory accounting principles applied on a basis consistent with past practices. The XLFA Statutory Financial Statements have been prepared in accordance with Bermuda statutory accounting principles applied on a basis consistent with past practices.

                    (b) True and complete copies of all pro forma balance sheets of the SCA Parties and any related statements of income, retained earnings, stockholders’ equity, changes in financial position and related notes and schedules thereto, prepared to reflect each of the SCA Parties’ financial condition after giving effect to the Transactions and provided to the NYID, have been delivered by the SCA Parties to the XL Parties and the CDS Counterparties.

                    Section 3.05 Compliance with Laws. (a) There is no violation of Law by any SCA Party that has, or, if known by an appropriate Governmental Authority, could reasonably be expected to adversely affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the Transactions and (b) except as provided in Section 3.05 of the SCA Parties’ Disclosure Schedule, there is no Governmental Order that is applicable to any SCA Party that has or could reasonably be expected to adversely affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the Transactions.

                    Section 3.06 Effect of Commutations. As of the Closing, as a result of (i) commutation of the Quota Share Treaty pursuant to the Quota Share Commutation Agreement and (ii) commutation of the Financial Security Master Facultative Agreement, the Guarantee and the Financial Security Guarantee shall no longer have any force or effect and for all purposes shall be considered a nullity. If any of the EIB Policies are commutated, then each EIB Guarantee that guarantees XLCA’s obligations under each commuted EIB Policy will no longer have any force or effect and will, for all purposes, be considered a nullity.

                    Section 3.07 Litigation. No Action by or against any of the SCA Parties is pending or, to the Knowledge of SCA, threatened, which could reasonably be expected to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the Transactions.

                    Section 3.08 Placement of Stock Consideration. Each of the SCA Parties that will acquire a portion of the Stock Consideration:

                    (a) is acquiring the Stock Consideration for investment purposes only and not with a view to or for distributing or reselling such Stock Consideration or any part thereof, without prejudice, however, to such SCA Party’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Stock Consideration pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities or “blue sky” Laws. Each such SCA Party understands that it must bear the economic risk of this investment indefinitely, unless the Stock Consideration is registered pursuant to the Securities Act and any applicable state securities or “blue sky” Laws or an exemption from such registration is available. None of the SCA Parties has any intention of participating in the formulation, determination, or direction of the basic business decisions of any of the XL Parties;

                    (b) at the time it was first offered the Stock Consideration was, and at the date hereof is, an “accredited investor” as defined in Rule 501(a) under the Securities Act;

                    (c) understands that the Stock Consideration is being offered and provided as partial consideration to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities or “blue sky” Laws, and that the XL Parties are relying upon the truth and accuracy of, and such SCA Party’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such SCA Party set forth herein in order to determine the availability of such exemptions and the eligibility of such SCA Party to acquire the Stock Consideration;

                    (d) has, either alone or together with its representatives, such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Stock Consideration, and has so evaluated the merits and risks of such investment. Such SCA Party understands that an investment in the Stock Consideration involves a high degree of risk that could result in complete loss, is able to bear the economic risk of an investment in the Stock Consideration and, at the present time, is able to afford a complete loss of such investment;

                    (e) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the acquisition of the Stock Consideration. Such SCA Party acknowledges that it has (i) access to XL’s disclosures about its Class A Ordinary Shares made in XL’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for its last completed fiscal year, its Quarterly Reports on Form 10-Q for its latest fiscal quarters, and any Current Report on Form 8-K filed by XL since the date of its last respective Annual Report on Form 10-K for its last completed fiscal year; (ii) access to information about XL and its financial condition, results of operations, business, properties, management and prospects contained in an offering memorandum related to the issuance of the Stock Consideration provided to the SCA Parties; and (iii) adequate access and opportunity to discuss the investment opportunity with the management of the XL Parties;

                    (f) in connection with its acceptance of the Stock Consideration, has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, any of the XL Parties other than as set forth in this Agreement, the Ancillary Agreements or XL’s filings with the SEC or an offering memorandum related to the issuance of the stock consideration provided to the SCA Parties.

                    (g) acknowledges that the Stock Consideration was offered and will be issued to the SCA Parties without any general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

                    (h) understands that nothing in this Agreement or any other materials presented by or on behalf of XL to the SCA Parties in connection with the issuance of the Stock Consideration constitutes legal, tax or investment advice. Each SCA Party has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its receipt of the Stock Consideration; and

                    (i) if located or domiciled outside the United States, has complied with all Laws in each foreign jurisdiction in which it will receive or be the record or beneficial owner of the Stock Consideration.

                    Section 3.09 Regulatory Approvals. The NYID has approved in writing the terms of this Agreement and any Transaction to which XLCA is a party, including the Quota Share Treaty Commutation Agreement, pursuant to applicable Law, including Section 1505 of the New York Insurance Law. The BMA has approved in writing the terms of this Agreement as they relate to XLFA prior to the XLFA Redomestication. The UK FSA has been provided a copy of this Agreement and has raised no objection to XLCAUK entering into this Agreement, and the UK FSA has confirmed in writing that the 14-day waiting period applicable under the Letter of Undertaking, dated May 20, 2008, will not apply to XLCAUK’s execution of this Agreement. A copy of each such written approval has been delivered to the XL Parties and the CDS Counterparties and such written approvals have not been withdrawn, rescinded, revoked, amended or altered in any way. The SCA Parties have provided the NYID, the BMA and the UK FSA with all information the SCA Parties deemed material and all information requested by the NYID, the BMA or the UK FSA. All information provided by the SCA Parties to the NYID, the BMA or the UK FSA was true, correct and complete in all material respects. Notwithstanding anything to the contrary, the NYID, the BMA and the UK FSA have not confirmed that they are not objecting to the transfer of the XL Owned SCA Common Shares to the SCA Shareholder Entity but the SCA Parties will seek to obtain such confirmations promptly and anticipate that such confirmations will be obtained promptly after the completion of the documentation related to the Shareholder Entity.

                    Section 3.10 MLI CDS Agreements. The SCA Parties have entered into an agreement with Merrill Lynch International (“MLI”) pursuant to which MLI will terminate the MLI CDS Agreements prior to or simultaneously with the Closing (the “MLI Agreement”). A true and correct copy of the MLI Agreement has been delivered to the XL Parties. The MLI Agreement remains in full force and effect and has not been amended, waived, terminated or repealed in any way. The amount of consideration for the termination of the MLI CDS Agreements pursuant to the MLI Agreement is no greater than $500 million in the aggregate together with the release of all claims related to such MLI CDS Agreements.

                    Section 3.11 Financial Security Master Facultative Commutation Agreement. The SCA Parties have entered into an agreement with Financial Security pursuant to which the Financial Security Master Facultative Agreement will be commuted prior to, or simultaneously with, the Closing. A true and correct copy of the Financial Security Master Facultative Commutation Agreement has been delivered to the XL Parties. The Financial Security Master Facultative Commutation Agreement remains in full force and effect and has not been amended, waived, terminated or repealed in any way.

                    Section 3.12 Third-Party Agreements. None of the transactions contemplated by Section 2.04 and listed on Schedule 2.04 is between any SCA Party or any of its affiliates, officers, directors, employees, agents, counsel, sub-contractors or other representatives or related parties, on the one hand, and any other SCA Party or any of its affiliates, officers, directors, employees, agents, counsel, sub-contractors or other representatives or related parties, on the other hand.

                    Section 3.13 Brokers. Except for Rothschild & Sons Limited, whose fees will be paid exclusively by the SCA Parties, no broker, advisor, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the SCA Parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE XL PARTIES

                    The XL Parties hereby jointly and severally represent and warrant to each of the SCA Parties and the CDS Counterparties as follows:

                    Section 4.01 Organization and Authority of the XL Parties. Each of the XL Parties is a corporation, company or business entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it may be a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions. Each of the XL Parties is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution and delivery of this Agreement and the Ancillary Agreements to which each XL Party is a party, the performance by each XL Party of its obligations hereunder and thereunder, and the consummation by each XL Party of the Transactions have been duly authorized by all requisite action on the part of each XL Party. This Agreement has been, and, upon the execution of the Ancillary Agreements to which each XL Party is a party, shall have been, duly executed and delivered by each XL Party, and, assuming due authorization, execution and delivery by each of the SCA Parties and CDS Counterparties and receipt of all consents and approvals by Governmental Authorities as required by Law, this Agreement constitutes, and upon their execution, the Ancillary Agreements shall constitute, legal, valid and binding obligations of the XL Parties enforceable against each of the XL Parties in accordance with their respective terms, subject to remedies under applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights.

                    Section 4.02 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, the execution, delivery and performance by each of the XL Parties of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or Bye-Laws (or similar organizational documents) of each XL Party, (b) conflict with or violate any Law or Governmental Order applicable to any XL Party or (c) except as set forth in Section 4.02 of the XL Parties’ Disclosure Schedule, conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which any XL Party is a party, which would adversely affect the ability of any XL Party to carry out its obligations under this Agreement or any Ancillary Agreement and to consummate the Transactions.

                    Section 4.03 Governmental Consents and Approvals. (a) The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by each of the XL Parties does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except as described in Section 4.03 of the XL Parties’ Disclosure Schedule.

                    (b) The XL Parties sought and obtained approval of this Agreement and each commutation or other Transaction to which XLRA is a party from the NYID on the grounds that (among other things) they are collectively, and each is individually, fair and equitable. The XL Parties have provided true and correct copies of such approval to the SCA Parties. To the knowledge of XL’s executive officers, after due inquiry, such approval has not been rescinded, modified or amended in any way.

                    Section 4.04 Capitalization. (a) Section 4.04(a) of the XL Parties’ Disclosure Schedule sets forth the type and number of authorized equity securities of XL and the type and number of such equity securities that are issued and outstanding as at July 25, 2008.

                    (b) All issued and outstanding shares of XL’s capital stock as at July 28, 2008 have been duly authorized for issuance, are validly issued and are fully paid and nonassessable. The Stock Consideration has been duly authorized and, upon issuance to the SCA Parties pursuant to the terms of this Agreement and the Subscription Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than those contained in applicable securities Laws.

                    Section 4.05 XL Owned SCA Common Shares. XLI is the record and beneficial owner of the XL Owned SCA Common Shares, free and clear of any and all Liens other than restrictions on transfer imposed by applicable securities and insurance Laws, has all right, title and interest in and to the XL Owned SCA Common Shares and has all requisite power and authority to sell, assign, transfer and deliver the XL Owned SCA Common Shares, free and clear of all Liens other than restrictions on transfer contained in applicable securities or insurance Laws, or deposit with the Escrow Agent certificates evidencing all of the XL Owned SCA Common Shares, free and clear of any Liens, together with stock powers duly endorsed in blank pursuant to Section 2.10, as the case may be, to the SCA Shareholder Entity.

                    Section 4.06 Litigation. No Action by or against any of the XL Parties is pending or, to the actual knowledge of each of the XL Parties after due inquiry, threatened, which could reasonably be expected to affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the Transactions.

                    Section 4.07 Regulatory Approvals. The NYID has approved in writing the terms of this Agreement and any Transaction to which XLRA is a party, including the Adverse Development Cover Commutation Agreement, pursuant to applicable Law, including Section 1505 of the New York State Insurance Laws. A copy of each such written approval has been delivered to the SCA Parties and the CDS Counterparties and such written approvals have not been withdrawn, rescinded, revoked, amended or altered. The XL Parties have provided the NYID, the BMA and the UK FSA with all information the XL Parties deemed material and all information requested by the NYID, the BMA or the UK FSA. All information provided by the XL Parties to the NYID, the BMA or the UK FSA was true, correct and complete in all material respects.

                    Section 4.08 Brokers. Except for The Blackstone Group L.P. whose fees will be paid exclusively by the XL Parties, no broker, advisor, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions (other than in respect of the XL Public Offering) based upon arrangements made by or on behalf of the XL Parties.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE CDS COUNTERPARTIES

                    Each of the CDS Counterparties hereby represents and warrants as to itself only, and neither jointly nor jointly and severally with the other CDS Counterparties, to each of the XL Parties and SCA Parties as follows:

                    Section 5.01 Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, is in good standing.

                    Section 5.02 Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement (including the Ancillary Agreements to which it is a party), to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver, and to perform its obligations under this Agreement, and it has taken all necessary action to authorize such execution, delivery and performance.

                    Section 5.03 No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

                    Section 5.04 Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

                    Section 5.05 Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights generally, and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at Law)).

                    Section 5.06 Absence of Litigation. There is no pending, and it has not received written threat of any action, suit or proceeding at Law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability of this Agreement against it or its ability to perform its obligations under this Agreement.

                    Section 5.07 Consent to Transactions. It consents to the effect of the consummation of the covenants contained in this Agreement and the Ancillary Agreements, including (i) the commutation of the Quota Share Treaty pursuant to the Quota Share Commutation Agreement, (ii) the commutation of the Financial Security Master Facultative Agreement, (iii) the commutation of any EIB Policy in accordance with Section 6.05(c) and (iv) as a consequence of the foregoing, the effective nullity of the Guarantee and the Financial Security Guarantee and, if any EIB Policy is commuted, the EIB Guarantee that guarantees XLCA’s obligation under such commuted EIB Policy, such that each has no further force or effect.

                    Section 5.08 Ownership of Insurance Instruments. (a) It has:

          (i) provided to the SCA Parties a written list (prepared in good faith by, and reflecting the best belief of, an officer of such CDS Counterparty) of (A) those credit default swap agreements with XLCA or Affiliates of XLCA to which such CDS Counterparty is party, and of which such CDS Counterparty is a beneficial owner, at the time it became a Party and (B) the notional amount of each such credit default swap agreement; or

          (ii) confirmed in writing by an officer of such CDS Counterparty, to the best belief of such confirming officer, a list provided by the SCA Parties of (A) those credit default swap agreements with XLCA or Affiliates of XLCA to which such CDS Counterparty is party, and of which such CDS Counterparty is a beneficial owner, at the time it became a Party and (B) the notional amount of each such credit default swap agreement.

                    (b) For an abundance of clarity, the foregoing representations and warranties contained in Section 5.08(a) only reflect the best belief of the officer of the CDS Counterparty preparing the list or confirming a list prepared by SCA. The CDS Counterparty is not making any representation or warranty that is not qualified by the best belief of such officer, and it will not be bound by or subject to liability based on any inaccuracy contained in any such list that ultimately results from such officer’s best belief being inadvertently inaccurate.

                    Section 5.09 Brokers. Except for the CDS Financial Advisor and BlackRock, whose fees will be paid exclusively by the SCA Parties, no broker, advisor, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from it in connection with the Transactions based upon arrangements made by or on behalf of any of the CDS Counterparties.

ARTICLE VI

ADDITIONAL AGREEMENTS

                    Section 6.01 Public Disclosure and Confidentiality. (a) No SCA Party or XL Party shall make or permit any of its officers, employees, agents, counsel, sub-contractors or other representatives to make any public disclosure simultaneously with, or close in time to, the execution of this Agreement or the Closing, other than in conjunction with an XL Public Offering (such information disclosed in conjunction with an XL Public Offering to be pursuant to a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a prospectus supplement, or other material that complies with the requirements of the Securities Act, including any press release, other material or internet postings) regarding the existence or terms of this Agreement, to any person or company or to the public, without the prior written consent of the other Parties subject to this Section 6.01, such consent not to be unreasonably withheld or delayed; provided, further, that XL and any of its officers, employees, agents, counsels, sub-contractors or other representatives (expressly including any investment banks) may make disclosures relating to the existence and terms of this Agreement and the Transactions to rating agencies and potential investors in connection with the marketing of an XL Public Offering, including, for the avoidance of doubt, information relating to the reinsurance agreements and guarantees being terminated pursuant to this Agreement such as exposures, valuations and other data; provided, further, that if a disclosure is required by Law, the SCA Party or the XL Party so required may make such disclosure so long as (i) it uses its reasonable best efforts to reasonably cooperate as to the timing and content of such disclosure to the extent reasonably practicable without violating any Law and (ii) other than with respect to press releases, securities filings and similar public disclosure or disclosures in conjunction with an XL Public Offering, it reasonably cooperates with any other SCA Party or XL Party seeking to obtain a protective order concerning such disclosure if such XL Party or SCA Party requesting cooperation shall pay for all reasonable fees and expenses, including legal fees, associated with such cooperation.

                    (b) Past Confidential Information. The SCA Parties and their officers, employees, agents, counsel, sub-contractors and other representatives, as a group, and the XL Parties and their officers, employees, agents, counsel, sub-contractors and other representatives, as a group, agree to keep confidential within their groups any information received prior to Closing from any Party in the other group pursuant to a confidentiality agreement, arrangement or understanding in place prior to Closing between the SCA Parties and the XL Parties that was commuted or terminated pursuant to Sections 2.01, 2.02 or 2.03 of this Agreement or set forth in Part II of Schedule 1.01(b) (“Confidential Information”), including information about exposure, claims, mark or other information related to an individual CDS Counterparty; provided, that Confidential Information will not include any information that (i) was publicly available prior to its disclosure to a member of the group receiving the Confidential Information (a “Receiving Group”), (ii) was known to a member of the Receiving Group prior to disclosure by a member of the group providing the Confidential Information (a “Providing Group”) and was not received under obligations of confidentiality or from a Person obligated to keep such information confidential or (iii) is or becomes available to the Receiving Group on a nonconfidential basis from a source other than the Providing Group or its agents, provided, that such other Person is not bound by a confidentiality agreement with the Providing Group, provided, further, that XL and any of its officers, employees, agents, counsels, sub-contractors or other representatives (expressly including any investment banks) may make disclosures relating to the existence and terms of this Agreement and the transactions contemplated in this Agreement to rating agencies and investors in connection with the marketing of an XL Public Offering, including, for the avoidance of doubt, information relating to the reinsurance agreements and guarantees being terminated pursuant to this Agreement such as exposures, valuations and other data. In the event that any Party subject to this Section 6.01(b), or such Party’s agents, becomes legally compelled by deposition, subpoena, or other court or action by a Governmental Authority to disclose any of the Confidential Information covered by this Agreement, the Receiving Group with which such Party is associated is permitted to make such disclosure of Confidential Information as it determines is reasonably necessary, upon consultation with counsel, to comply with applicable Laws; provided, that such Receiving Group makes a reasonable effort to provide the Providing Group with prompt written notice to that effect and such Receiving Group reasonably cooperates with the Providing Group if the Providing Group seeks to obtain a protective order concerning such Confidential Information, provided, that the Providing Group pays for all of the Receiving Group’s fees and expenses, including legal fees, associated with such cooperation. Notwithstanding anything contained in any other agreement, arrangement or understanding between the SCA Parties and the XL Parties, (i) the XL Parties may disclose Confidential Information, as reasonably needed, to any other XL Party, any nationally recognized rating agency then providing a financial strength rating for any XL Party or any officer, employee, agent, counselor, sub-contractor and other representative of any such agency or any XL Party, (ii) the SCA Parties may disclose Confidential Information, as reasonably needed, to any other SCA Party, any nationally recognized rating agency then providing a financial strength rating for any SCA Party, or any officer, employee, agent, counselor, sub-contractor and other representative of any such agency or any SCA Party and (iii) this Section 6.01(b) supersedes all prior confidentiality rights and obligations between the SCA Parties and the XL Parties with respect to “Confidential Information,” as defined above.

                    (c) Regulatory Compliance. The SCA Parties will provide the XL Parties, at the XL Parties’ sole cost and expense, upon reasonable notice and during normal business hours, all documents, files, books and records and reasonable access to, and will request reasonable cooperation from, all employees of the SCA Parties, as the XL Parties may reasonably request from time to time, for the limited use by the XL Parties in compliance with any legal, regulatory, accounting, or audit requirement or examination. The XL Parties will provide the SCA Parties, at the SCA Parties’ sole cost and expense, upon reasonable notice and during normal business hours, all documents, files, books and records and reasonable access to, and will request reasonable cooperation from, all employees of the XL Parties, as the SCA Parties may reasonably request from time to time, for the limited use by the SCA Parties in compliance with any legal, regulatory, accounting, or audit requirement or examination. The XL Parties and the SCA Parties will treat all information received pursuant to this Section 6.01(c) as if it were Confidential Information subject to Section 6.01(b).

                    Section 6.02 Regulatory and Other Authorizations; Notices and Consents. The SCA Parties and the XL Parties shall use their reasonable best efforts to obtain and maintain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for the execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Ancillary Agreements, and will reasonably cooperate with the other SCA Parties and XL Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each of the SCA Parties and XL Parties shall use reasonable best efforts to resolve objections, if any, as may be asserted by any Governmental Authority with respect to the Transactions under any Law. In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any Transaction as violative of any Law, subject to and in accordance with Section 6.11, the SCA Parties and the XL Parties shall use their reasonable best efforts and reasonably cooperate with one another to contest and resist any such Action and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Transactions, including by pursuing all available avenues of administrative and judicial appeal, unless, by mutual agreement, the SCA Parties and the XL Parties decide that litigation is not in their respective best interests.

                    Section 6.03 Notice of Developments. Prior to the Closing, each Party shall promptly notify the other Parties in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any material breach of a representation or warranty or covenant of such Party contained in this Agreement or which could have the effect of making any material representation or warranty of such Party contained in this Agreement untrue or incorrect in any respect.

                    Section 6.04 MLI ABS CDO Credit Default Swap Agreements. Prior to the Closing, the SCA Parties shall not amend, alter, waive or repeal any of the terms of the MLI CDS Agreement without the prior written approval of the XL Parties.

                    Section 6.05 Third-Party Reinsurance Agreements. (a) The SCA Parties shall (i) provide the XL Parties with copies of all documents, files, books and records relating to any Third-Party Reinsurance Agreement for so long as it remains in force as reasonably requested by the XL Parties from time to time, and reasonable access to, and will request reasonable cooperation from, upon reasonable notice during normal business hours, all employees of the SCA Parties whose employment responsibilities are related to any Third-Party Reinsurance Agreement for so long as it remains in force and (ii) subject to any applicable Law, pay all claims under any Third-Party Reinsurance Agreement for so long as it remains in force as they become due, other than claims reasonably contested by the SCA Parties in good faith.

                    (b) Prior to the Closing, the SCA Parties shall not amend, alter, waive or repeal any of the terms of the Financial Security Master Facultative Commutation Agreement without the prior written approval of the XL Parties.

                    (c) The SCA Parties shall use their commercially reasonable efforts to commute each of the EIB Policies and fully and finally extinguish each Person’s rights and obligations thereunder pursuant to commutation and release agreements in forms reasonably satisfactory to the XL Parties or effectuate another EIB Resolution Event; provided, however, that the use of such commercially reasonable efforts shall not require the SCA Parties to pay amounts in excess of those set forth in a letter delivered concurrently herewith to the XL Parties and the CDS Financial Advisor. Until an EIB Resolution Event occurs, XLCA shall (i) refrain from novating or assigning the EIB Policies to any Person, provided, that it may reinsure the EIB Policies as it sees fit and (ii) refrain from selling, leasing, assigning, reinsuring or transferring in any way (whether in one transaction or a series of related transactions) a majority of its assets to any Person, unless either (A) the EIB Policies are sold, leased, assigned, reinsured or transferred (as the case may be) with all or substantially all of such assets to the Person purchasing, leasing, reinsuring, or receiving all or substantially all of such assets or (B) the XL Parties provide their consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this paragraph shall in any way restrict or limit the SCA Parties from selling, leasing, assigning, reinsuring, transferring or otherwise disposing of, in any manner (whether in one or more transactions) the public finance business of the SCA Parties.

                    Section 6.06 Ownership of Insurance Instruments. (a) On and as of the date hereof, and on the Closing Date (at a time prior to the Closing) and as of the Closing, the SCA Parties shall provide written notice to the XL Parties setting forth, to the Knowledge of SCA, the then current aggregate notional value of all credit default swap agreements with XLCA or Affiliates of XLCA of which the CDS Counterparties have either represented in writing to the SCA Parties in accordance with Section 5.08 or confirmed in writing to the SCA Parties in accordance with Section 5.08, as being a party thereto and a beneficial owner thereof.

                    (b) Each CDS Counterparty, in respect of itself, agrees that, prior to Closing, it will not sell or transfer in any way any right to or title in any credit default swap agreement with XLCA or an Affiliate of XLCA in which such CDS Counterparty has beneficial ownership, or to which it is party, unless the transferee agrees to become a Party to this Agreement pursuant to Section 9.04 by signing a joinder agreement immediately upon consummation of any such sale or transfer.

                    Section 6.07 Compliance with Securities Laws. If any SCA Party is or becomes the record or beneficial owner of any or all of the Stock Consideration, it will comply with all Laws applicable to the Transfer of any or all of the Stock Consideration.

                    Section 6.08 Passive Investor. For a period of two years from the Closing, none of the SCA Parties will take any action to participate in the formulation, determination or direction of the basic business decisions of any of the XL Parties.

                    Section 6.09 XL Owned SCA Common Shares Covenant. If any CDS Counterparty becomes the record or beneficial owner of any or all of the XL Owned SCA Common Shares, it will comply with all Laws applicable to the Transfer of any or all of the XL Owned SCA Common Shares.

                    Section 6.10 Forbearance. The Parties covenant and agree with each other and their respective Affiliates, successors and assigns, that:

                    (a) subsequent to the date hereof:

                    (i) none of the SCA Parties shall hereinafter, for any reason whatsoever, demand, claim, file suit or initiate any Action against any of the XL Parties or the CDS Counterparties in respect of any rights released pursuant to Section 2.05(a);

                    (ii) none of the XL Parties shall hereinafter, for any reason whatsoever, demand, claim, file suit or initiate any Action against any of the SCA Parties or the CDS Counterparties in respect of any rights released pursuant to Section 2.05(b); and

                    (iii) none of the CDS Counterparties shall hereinafter, for any reason whatsoever, demand, claim, file suit or initiate any Action against any of the SCA Parties or the XL Parties in respect of any rights released pursuant to Section 2.05(c).

                    (b) Subsequent to the date hereof and until the earlier of (i) October 15, 2008 or (ii) the termination of this Agreement pursuant to Section 8.01, no CDS Counterparty will exercise any Triggered Enforcement Right to the extent triggered (or argued by any CDS

Counterparty to be triggered) as a result of the fact that any of the SCA Parties or any of their Affiliates (A) is or is becoming insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets, or because the fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they mature), (B) has or will have unreasonably small capital with which to engage in its business, (C) has or will have incurred debts beyond its ability to pay as they become due, (D) does not have or will not have an excess of required reserves and other liabilities over admitted assets, (E) has or will have insufficient assets to reinsure all outstanding risks with other solvent authorized assuming insurers after paying all accrued claims owed, (F) has a credit rating that has been downgraded or withdrawn by any rating agency, or has sold credit protection or provided a guarantee with respect to an asset-backed security or other reference obligation and the credit rating with respect to such asset-backed security or other reference obligation has been downgraded or withdrawn by any rating agency, (G) is a party to an agreement with or for the benefit of a CDS Counterparty where a cross-default or termination event has occurred or to the extent it results from the occurrence of an event described in clauses (A) through (F), or (H) has admitted in writing to any set of circumstances described in clauses (A) through (G); provided, that if any counterparty to a credit default swap agreement with XLCA or Affiliates of XLCA exercises a Triggered Enforcement Right in respect of such credit default swap as a result of the occurrence of an event described in clauses (A) through (E) or (H) (but solely with respect to clauses (A) through (E)), and the CDS Counterparties representing the Minimum Consenting CDS Counterparty Restructuring Threshold so elect in writing, this Section 6.10(b) shall no longer apply to any CDS Counterparty; provided, further that this sentence shall not apply with respect to any such Triggered Enforcement Right (x) withdrawn by such counterparty or deemed ineffective by a Governmental Authority within five (5) Business Days or (y) if the current payment obligation of the SCA Parties arising from the exercise of such Triggered Enforcement Right does not exceed $35 million with respect to any given counterparty. The SCA Parties shall give notice to the CDS Counterparties promptly after receiving notice of the exercise of a Triggered Enforcement Right.

                    (c) Subsequent to the date hereof and until the earlier of (i) Closing or (ii) the termination of this Agreement pursuant to Section 8.01, the XL Parties will not exercise any Triggered Enforcement Rights to the extent triggered as a result of the fact that any of the SCA Parties or any of their Affiliates (A) is or is becoming insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they mature), (B) has or will have unreasonably small capital with which to engage in its business and (C) has or will have incurred debts beyond its ability to pay as they become due, (D) does not have or will not have an excess of required reserves and other liabilities over admitted assets, (E) has or will have insufficient assets to reinsure all outstanding risks with other solvent authorized assuming insurers after paying all accrued claims owed, (F) has a credit rating that has been downgraded or withdrawn by any rating agency, or has sold credit protection or provided a guarantee with respect to an asset-backed security or other reference obligation and the credit rating with respect to such asset-backed security or other reference obligation has been downgraded or withdrawn by any rating agency, (G) is a party to an agreement with or for the benefit of a CDS Counterparty where a cross-default or termination event has occurred or to the extent it results from the occurrence of an event described in clauses

(A) through (F), or (H) has admitted in writing to any set of circumstances described in clauses (A) through (G).

                    (d) For the avoidance of doubt, nothing herein shall restrict or impair the exercise of Triggered Enforcement Rights by any CDS Counterparty or by any XL Party in the event that any of the SCA Parties or any of their Affiliates institutes or has instituted against it a proceeding relating to its insolvency, bankruptcy, rehabilitation, liquidation, or reorganization under any bankruptcy or insolvency Law or other similar Law affecting creditors’ rights, or has a petition presented relating to its winding-up, rehabilitation, insolvency, bankruptcy, reorganization or liquidation, regardless of whether or not such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order against it relating to any rehabilitation, insolvency, bankruptcy, reorganization or liquidation or (ii) is not dismissed, discharged, stayed or restrained. Further, for the avoidance of doubt, the CDS Counterparties may submit claims on account of their credit default swaps, policies or other agreements with any SCA Party to the SCA Parties as they become due in the ordinary course, other than claims subject to forbearance pursuant to Section 6.10(b).

                    Section 6.11 Control of Litigation and Cooperation. (a) As between the SCA Parties and the XL Parties, the XL Parties shall have the right (but not the obligation) to control and direct, through counsel of its own choosing, the defense and settlement of any Action against any SCA Party brought by any Person that challenges the validity or enforceability of this Agreement or any Ancillary Agreement, including any fraudulent conveyance Action or any other Action under any bankruptcy or insolvency Law or other similar Law affecting creditors’ rights (a “Challenging Action”). The SCA Parties and the XL Parties shall promptly provide written notice to each other and the CDS Counterparties upon becoming aware of any Challenging Action or threatened Challenging Action. Subject to the first sentence of this Section 6.11(a), the SCA Parties shall be entitled to participate fully in the defense of such Challenging Action with internal counsel or with outside counsel (at the SCA Parties’ own expense).

                    (b) The SCA Parties shall actively and in good faith reasonably cooperate in any defense of a Challenging Action controlled by the XL Parties. Such cooperation by the SCA Parties shall include (i) providing to the XL Parties, upon their reasonable request, all documents and information necessary to, or which could assist in, the defense, appeal or settlement of any such Challenging Action, (ii) making the SCA Parties’ employees (and using its commercially reasonable efforts to make the SCA Parties’ former employees) and representatives available to be interviewed by the XL Parties upon reasonable notice and at reasonable times and (iii) offering truthful deposition and trial testimony upon the request of the XL Parties.

                    (c) The XL Parties and the SCA Parties shall actively and in good faith reasonably cooperate in the defense of any third-party Actions other than Challenging Actions brought or made against any such Party relating to the subject matter of, or any Transactions consummated or to be consummated under, this Agreement or any Ancillary Agreement. Such cooperation shall include (i) providing to any such Party against which any such Action is made, upon such Party’s reasonable request, all documents and information necessary to, or which could assist in, the defense, appeal or settlement of any such Action, (ii) making its employees (and using its commercially reasonable efforts to make its former employees) and representatives available to be interviewed by the Party against which any such Action is made upon reasonable notice and at reasonable times, (iii) offering truthful deposition and trial testimony upon the request of the Party against which any such Action is made and (iv) otherwise consulting with the Party against which any such Action is made and, to the extent the Action is made against more than one Party, coordinating, to the extent feasible, the handling and defense of any such Action; provided, however, that nothing herein shall require disclosure by any such Party of any information subject to the attorney-client privilege or in conflict with any contractual confidentiality restriction to which such Party is bound, except when a protective order issued by a Governmental Authority would reasonably ensure Confidentiality of the disclosed.

                    Section 6.12 CDS Counterparty Restructuring. Following the Closing Date (except to the extent the Allocated Funds, as defined below, are paid to or for the benefit of the CDS Counterparties pursuant to clause (i) or (ii) of this Section 6.12), XLCA shall segregate and hold an aggregate amount of Eight Hundred and Twenty Million Dollars ($820,000,000) in cash (together with any SCA Share Sale Proceeds and the premiums or other payments described in the last sentence of this Section 6.12) separately in an interest bearing account or otherwise invested as may be agreed in writing between the SCA Parties and the Required Consenting CDS Counterparties (together with any interest earned thereon, the “Allocated Funds”), it being understood that such interest bearing account or other investment vehicle described in this sentence will be maintained at Wilmington Trust Company, or, if maintained with a CDS Counterparty or an Affiliate of a CDS Counterparty, such CDS Counterparty shall have waived in writing its rights of set-off with respect to, and any security interest or other lien on, the Allocated Funds, solely for purposes of (i) commuting, terminating, amending and/or otherwise restructuring, as applicable, existing agreements (a “CDS Counterparty Restructuring”) pursuant to an agreement among the applicable SCA Parties and CDS Counterparties representing not less than the Minimum Consenting CDS Counterparty Restructuring Threshold and (ii) after October 15, 2008, the payment of any actual claims or losses on existing agreements and insurance policies issued to or for the benefit of CDS Counterparties and, it being understood that, such funds shall not be used for any other purpose, except that, in the event that XLCA becomes subject to a rehabilitation or liquidation proceeding, the Allocated Funds shall no longer be separately held or segregated or limited in use to the purpose stated above and shall be part of the general assets of XLCA. XLCA shall provide quarterly reports to the CDS Counterparties setting forth an accounting, in reasonable detail, with respect to the Allocated Funds and any investments maintained therein; provided, that nothing in this Section 6.12, including the creation of the Allocated Funds, shall (i) in any way limit the rights or claims of the CDS Counterparties, the liabilities of the SCA Parties in respect of such claims, or the rights of the CDS Counterparties in respect of other assets of the SCA Parties or (ii) constitute a waiver of any defense the SCA Parties may have with respect to any such claims or liabilities. Notwithstanding anything else herein, no CDS Counterparty has any obligation to participate in the CDS Counterparty Restructuring, including, for the avoidance of doubt, commuting, terminating, amending and/or otherwise restructuring, as applicable, existing agreements. The premiums or other payments that a CDS Counterparty makes in respect of its credit default swap agreements with XLCA or Affiliates of XLCA during the period that such CDS Counterparty forbears from exercising any Triggered Enforcement Right under such credit default swap pursuant to Section 6.10(b) shall be included in the Allocated Funds. After the Closing, the SCA Parties and the CDS Counterparties will negotiate in good faith in an effort to reach agreement on a CDS Counterparty Restructuring on or prior to October 15, 2008 that is fair and equitable to both the SCA Parties and the CDS Counterparties.

                    Section 6.13 Restriction on Commutations. Until October 15, 2008, the SCA Parties shall not effect any commutations, settlements, restructurings or terminations of policies or contracts not expressly contemplated by this Agreement that involve the payment of any consideration by the SCA Parties, without the consent of CDS Counterparties representing the Minimum Consenting CDS Counterparty Restructuring Threshold, provided, that during such period the SCA Parties may effect any action (including commutations) related to the EIB Policies in accordance with Section 6.05, may consummate the Financial Security Commutations, and may effect commutations, settlements, restructurings and terminations (i) that involve cash payments not in excess of an aggregate amount set forth in a letter delivered concurrently herewith to the XL Parties and the CDS Financial Advisor during such period (of which (A) an amount set forth in such letter may not be used for the commutation, settlement, restructuring or termination of any policy or contract other than JeffCo Policies and (B) no more than an amount set forth in such letter may be for CDS policies and contracts); provided, however, that no such commutation, settlement, restructuring or termination (other than with respect to JeffCo Policies) may involve payment by the SCA Parties of cash, debt or other consideration in excess of the reserves (including case and unearned premium reserves) related to the risks being commuted; (ii) of the reinsurance contracts provided in Schedule 2.04 (in accordance with Section 2.04); (iii) that are settlements required pursuant to the express terms of insurance policies and contracts of the SCA Parties; and (iv) that are for cash collateralization of up to $24 million of letters of credit issued under the Credit Agreement; provided, that such outstanding letters of credit shall be extended for one year; provided, further, that until October 15, 2008, prior to effecting any commutation, settlement, restructuring or termination permitted under Section 6.13(i) or (ii): (w) XLCA shall provide the CDS Financial Advisor reasonable advance notice and such information as may be reasonably necessary to evaluate such proposed commutation, settlement, restructuring or termination (which advance notice and information shall be supplied to the CDS Financial Advisor not later than five (5) Business Days prior to consideration of such commutation, settlement, restructuring or termination by XLCA’s board of directors as provided below); (x) at the option of the CDS Financial Advisor, and no later than five (5) Business Days after being provided such notice and information by XLCA regarding such proposed commutation, settlement, restructuring or termination, the CDS Financial Advisor may provide XLCA with a written response to such proposed commutation, settlement, restructuring or termination; (y) XLCA shall provide such written response to its board of directors for consideration at the XLCA board of directors meeting at which such commutation, settlement, restructuring or termination will be presented for approval; and (z) will obtain the approval of the XLCA board of directors for such commutation, settlement, restructuring or termination after so providing such response to the board. For the avoidance of doubt, no such commutation, settlement, restructuring or amendment shall involve the payment of Allocated Funds except to the extent provided in Section 6.12.

                    Section 6.14 Treatment of Public Finance Business. The SCA Parties and the CDS Counterparties understand that the approval by the NYID of any CDS Counterparty Restructuring will require addressing XLCA’s public finance business to the satisfaction of the NYID. The SCA Parties and the CDS Counterparties hereby agree to negotiate in good faith in an effort to reach an agreement on the appropriate treatment of such public finance business in connection with the CDS Counterparty Restructuring (it being understood that failure to reach such agreement, notwithstanding good faith negotiations, shall not constitute a default hereunder or give rise to any cause of action against any Party hereto). Without the consent of CDS Counterparties representing the Minimum Consenting CDS Counterparty Restructuring Threshold, the SCA Parties shall not transfer or otherwise dispose of such public finance business prior to October 15, 2008, except for reinsurance cessions for risk management purposes not intended to effectuate a transfer of the business in whole or any substantial part or to the extent it is agreed between the NYID and the SCA Parties that to transfer such public finance business is necessary and/or in the public interest (as to which the CDS Counterparties reserve all rights to challenge or object).

                    Section 6.15 Further Action. Subject to the next sentence, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements to which it is a party and to consummate and make effective the Transactions reasonably as requested by the Parties, including the matters contemplated by Section 6.18. Notwithstanding anything to the contrary herein or otherwise, the Parties agree that the XL Parties have (i) complete and sole discretion whether or not any XL Public Offering will be completed and (ii) no obligation to the SCA Parties or the CDS Counterparties to complete any XL Public Offering.

                    Section 6.16 Resignation of XL Nominees. The XL Parties shall use their reasonable best efforts to cause those four members of the SCA Board of Directors nominated by any of the XL Parties to resign from SCA’s Board of Directors effective as of the Closing. From and after the Closing, XL shall refrain from exercising any rights granted to it under SCA’s Bye-Laws.1

                    Section 6.17 Disclosure Schedules; Supplementation and Amendment of Schedules. The SCA Parties may, at their option, include in the Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. Information disclosed in the Schedules shall constitute a disclosure for all purposes under this Agreement notwithstanding any reference to a specific section, and all such information shall be deemed to qualify the entire Agreement and not just such section. From time to time, prior to the Closing, the SCA Parties shall have the right to supplement or amend the Schedules with respect to any matter arising hereafter or discovered after the delivery of the Schedules pursuant to this Agreement. No such supplement or amendment shall have any effect on the satisfaction of the condition to closing set forth in Section 7.01(a); provided, however, if the Closing shall occur, then the Parties (other than the SCA Parties) shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise, including pursuant to Section 9.11 hereof, with respect to any and all matters disclosed pursuant to any such supplement or amendment prior to the Closing.

[1]	Consider naming directors.

                    Section 6.18 SCA Shareholder Entity. The SCA Parties and the CDS Counterparties agree to cause the SCA Shareholder Entity to be promptly created, and in no event later than ten (10) days after the Closing, by taking all actions reasonably necessary to cause a trustee to enter into the Declaration of Trust. SCA and the SCA Shareholder Entity shall enter into the SCA Shareholder Entity Agreement and the SCA Registration Rights Agreement concurrent with or promptly after creation of the SCA Shareholder Entity. If the XL Owned SCA Common Shares are transferred to the Escrow Agent pursuant to Section 2.10, then SCA and XLCA shall promptly, but in no event later than two (2) Business Days following the satisfaction of the SCA Shareholder Entity Formation Conditions, deliver a written notice to the Escrow Agent conforming to the requirements of the Escrow Agreement directing the Escrow Agreement to release all of the XL Owned SCA Common Shares (together with the related certificates and stock powers) to the SCA Shareholder Entity. The vacancies on the board of directors of SCA created by the resignations as of the Closing of the four directors of SCA nominated by the XL Parties shall be filled by appointment of the initial nominees of the SCA Shareholder Entity to the board of directors of SCA in accordance with the SCA Shareholder Entity Agreement. Each of the SCA Parties and the Required Consenting CDS Counterparties will use their reasonable best efforts to take all appropriate action and will cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken to satisfy each of the SCA Shareholder Entity Formation Conditions. Furthermore, the SCA Parties and the CDS Counterparties shall work together in good faith to achieve the goals of the SCA Parties and the CDS Counterparties as set forth in this Agreement and any Ancillary Agreement to which an SCA Party and a CDS Counterparty is a party, and those described in this Section 6.18. Notwithstanding Sections 9.07 and 9.08, the SCA Shareholder Entity Formation Conditions may be amended and modified from time to time upon the written agreement of SCA and the Required Consenting CDS Counterparties.

                    Section 6.19 Portfolio Trust. The SCA Parties will direct each portfolio trust that is a party to a credit default swap agreement with a CDS Counterparty to execute a joinder agreement in the form attached hereto as Exhibit 1.01(c) and become a Party to this Agreement promptly upon receiving notice that such CDS Counterparty became a Party, and in no event later than the earlier of (i) the Closing or (ii) three (3) Business Days after such CDS Counterparty became a Party.

                    Section 6.20 BlackRock. The SCA Parties shall reasonably cooperate with BlackRock, including providing BlackRock with reasonable access to information and reasonable access to, and will request reasonable cooperation from, personnel of the SCA Parties, in order to permit BlackRock to complete its work as early in the month of August 2008 as is reasonably practicable.

                    Section 6.21 XLFA Merger. As soon as practicable following the later of (i) the Closing and (ii) the occurrence of the XLFA Redomestication, XLFA as continued in Delaware or its successor pursuant to the XLFA Redomestication shall merge into and with XLCA.

                    Section 6.22 Collipulli Temuco and Banco de Brasil Policies. (a) (i) The SCA Parties will provide the XL Parties with copies of all documents, files, books and records relating to either the Collipulli Temuco Policy or the Banco de Brasil Policy as reasonably requested by the XL Parties from time to time, and reasonable access to, and will request reasonable cooperation from, upon reasonable notice and during normal business hours, all employees of the SCA Parties whose employment responsibilities are related to either the Collipulli Temuco Policy or the Banco de Brasil Policy.

          (ii) The XL Parties will provide the SCA Parties with copies of all documents, files, books and records relating to either the Collipulli Temuco Policy or the Banco de Brasil Policy as reasonably requested by the SCA Parties from time to time, and reasonable access to, and will request reasonable cooperation from, upon reasonable notice and during normal business hours, all employees of the XL Parties whose employment responsibilities are related to either the Collipulli Temuco Policy or the Banco de Brasil Policy.

                    (b) The XL Parties will reasonably cooperate with the SCA Parties in connection with the remediation of the Collipulli Temuco Policy and will cause XLI to issue a replacement policy for the Collipulli Temuco Policy to the new liquidity provider on substantially the same terms as the XLI policy currently in force.

                    (c) Upon written direction of the SCA Parties, and only upon written direction of the SCA Parties, the XL Parties will exercise any right, power or authority provided to it with respect to the Collipulli Temuco transaction, including the giving of consents, providing appropriate waivers and taking any other actions related to the performance and enforcement of its rights under the financing documents; provided, that the XL Parties are not required to take any action that will be in violation of any Law, and may take any action required by, or necessary to be in compliance with, any applicable Law.

                    Section 6.23 XLFA Redomestication. Prior to the Closing, the SCA Parties shall pre-clear the certificate that will effect the XLFA Redomestication with the Delaware Secretary of State and provide evidence of such pre-clearance to the other parties hereto. At the Closing, after XLFA receives the Cash Consideration Amount to be received by it under Section 2.08, the SCA Parties shall cause such pre-cleared certificate to be filed with the Secretary of State of Delaware, thereby effecting the XLFA Redomestication.

ARTICLE VII

CONDITIONS TO CLOSING

                    Section 7.01 Conditions to Obligations of the SCA Parties. The obligations of the SCA Parties to consummate the Transactions are subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

                    (a) Representations, Warranties and Covenants. (i) The representations and warranties of the XL Parties contained in this Agreement (A) that are not qualified by “materiality” will have been true and correct in all material respects when made and will be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, and (B) that are qualified by “materiality” will have been true and correct when made and will be true and correct as of the Closing with the same force and effect as if made as of the Closing, except to the extent such representations and warranties are as of another date, in which case such representations and warranties will be true and correct as of that date, (ii) the covenants and agreements contained in this Agreement to be complied with by the XL Parties on or before the Closing will have been complied with in all material respects, (iii) the representations and warranties of the CDS Counterparties contained in this Agreement (A) that are not qualified by “materiality” will have been true and correct in all material respects when made and will be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, and (B) that are qualified by “materiality” will have been true and correct when made and will be true and correct as of the Closing with the same force and effect as if made as of the Closing, except to the extent such representations and warranties are as of another date, in which case such representations and warranties will be true and correct as of that date, and (iv) the covenants and agreements contained in this Agreement to be complied with by the CDS Counterparties on or before the Closing will have been complied with in all material respects;

                    (b) No Proceeding or Litigation. No Action will have been commenced by any Governmental Authority against any of the Parties seeking to restrain or materially and adversely alter the Transactions which, in the reasonable, good faith determination of the Board of Directors of each of the SCA Parties, after consulting with legal counsel, is likely to render it impossible or unlawful to consummate such transactions;

                    (c) Outside Date. 10:00 a.m., New York time, on August 5, 2008, shall have passed;

                    (d) Closing Deliveries. All closing documents required to be delivered under Section 2.08 and Section 2.09 hereof shall have been delivered;

                    (e) Financial Security Commutations. The Financial Security Commutations shall have been consummated prior to or simultaneously with the Closing;

                    (f) MLI CDS Agreements. Termination of the MLI CDS Agreements will have occurred prior to, or will occur simultaneously with, the Closing;

                    (g) Effectiveness of Board Resignations. All four directors of SCA designated by the XL Parties shall have tendered their resignations effective as of the Closing;

                    (h) Consents. None of the consents listed in Section 3.03 of the SCA Parties’ Disclosure Schedule or Section 4.03 of the XL Parties’ Disclosure Schedule have been withdrawn, rescinded, revised, amended or altered in any way; and

                    (i) Officers Certificate. Receipt of a certificate simultaneously with the Closing of a duly authorized officer of each of the XL Parties certifying in respect of such XL Party as to the matters set forth in Sections 7.01(a)(i) and 7.01(a)(ii).

                    Section 7.02 Conditions to Obligations of the XL Parties. The obligations of the XL Parties to consummate the Transactions are subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

                    (a) Representations, Warranties and Covenants. (i) The representations and warranties of the SCA Parties contained in this Agreement (A) that are not qualified by “materiality” will have been true and correct in all material respects when made and will be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, and (B) that are qualified by “materiality” will have been true and correct when made and will be true and correct as of the Closing with the same force and effect as if made as of the Closing, except to the extent such representations and warranties are as of another date, in which case such representations and warranties will be true and correct as of that date, (ii) the covenants and agreements contained in this Agreement to be complied with by the SCA Parties on or before the Closing will have been complied with in all material respects, (iii) the representations and warranties of the CDS Counterparties contained in this Agreement (A) that are not qualified by “materiality” will have been true and correct in all material respects when made and will be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, and (B) that are qualified by “materiality” will have been true and correct when made and will be true and correct as of the Closing with the same force and effect as if made as of the Closing, except to the extent such representations and warranties are as of another date, in which case such representations and warranties will be true and correct as of that date, and (iv) the covenants and agreements contained in this Agreement to be complied with by the CDS Counterparties on or before the Closing will have been complied with in all material respects;

                    (b) Financial Security Commutations. The Financial Security Commutations shall have been consummated prior to or simultaneously with the Closing;

                    (c) No Proceeding or Litigation. No Action will have been commenced by any Governmental Authority against any of the Parties seeking to restrain or materially and adversely alter the Transactions which, in the reasonable, good faith determination of the Board of Directors of each of the XL Parties, after consulting with legal counsel, is likely to render it impossible or unlawful to consummate such transactions;

                    (d) Consents. None of the consents listed in Section 3.03 of the SCA Parties’ Disclosure Schedule or Section 4.03 of the XL Parties’ Disclosure Schedule have been withdrawn, rescinded, revised, amended or altered in any way;

                    (e) Closing Deliveries. The closing documents required to be delivered under Section 2.08 and Section 2.09 hereof shall have been delivered;

                    (f) MLI CDS Agreements. Termination of the MLI CDS Agreements will have occurred prior to, or will occur simultaneously with, the Closing; and

                    (g) Officers Certificate. Receipt of a certificate simultaneously with the Closing of a duly authorized officer of each of the SCA Parties certifying in respect of such SCA Party as to the matters set forth in Sections 7.02(a)(i) and 7.02(a)(ii).

                    Section 7.03 Conditions to Obligations of the CDS Counterparties. The obligations of each CDS Counterparty to consummate the Transactions are subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

                    (a) Representations, Warranties and Covenants. (i) The representations and warranties of the SCA Parties contained in this Agreement (A) that are not qualified by “materiality” will have been true and correct in all material respects when made and will be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, and (B) that are qualified by “materiality” will have been true and correct when made and will be true and correct as of the Closing with the same force and effect as if made as of the Closing, except to the extent such representations and warranties are as of another date, in which case such representations and warranties will be true and correct as of that date, (ii) the covenants and agreements contained in this Agreement to be complied with by the SCA Parties on or before the Closing will have been complied with in all material respects, (iii) the representations and warranties of the XL Parties contained in this Agreement (A) that are not qualified by “materiality” will have been true and correct in all material respects when made and will be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, and (B) that are qualified by “materiality” will have been true and correct when made and will be true and correct as of the Closing with the same force and effect as if made as of the Closing, except to the extent such representations and warranties are as of another date, in which case such representations and warranties will be true and correct as of that date, and (iv) the covenants and agreements contained in this Agreement to be complied with by the XL Parties on or before the Closing will have been complied with in all material respects;

                    (b) No Proceeding or Litigation. No Action will have been commenced by any Governmental Authority against any of the Parties seeking to restrain or materially and adversely alter the Transactions which, in the reasonable, good faith determination of the CDS Counterparties, after consulting with legal counsel, is likely to render it impossible or unlawful to consummate such Transactions;

                    (c) Effectiveness of Board Resignations. All four directors of SCA designated by the XL Parties shall have tendered their resignations effective as of the Closing; and

                    (d) Closing Deliveries. The closing documents required to be delivered under Section 2.08 and Section 2.09 hereof shall have been delivered.

                    Section 7.04 Frustration of Closing Conditions. None of the XL Parties, the SCA Parties or any CDS Counterparty may rely on the failure of any condition set forth in Section 7.01, Section 7.02 or Section 7.03, as the case may be, to be satisfied if such failure was primarily caused by such Party’s or Parties’ breach of any provision of this Agreement or failure to use its or their reasonable best efforts to consummate the Transactions in accordance with the terms of this Agreement.

ARTICLE VIII

TERMINATION AND WITHDRAWAL

                    Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

                    (a) by the XL Parties, provided, that they are not in breach of this Agreement, if between the date hereof and the Closing Date if: (i) any of the representations and warranties of any of the SCA Parties or the CDS Counterparties contained in this Agreement, (A) that are not qualified by “materiality,” were not true and correct in all material respects when made, or, (B) that are qualified by “materiality,” were not true and correct when made; (ii) any of the SCA Parties or the CDS Counterparties failed to comply in any material respect with the covenants or agreements contained in this Agreement to be complied with by it; or (iii) any of the SCA Parties makes a general assignment for the benefit of its creditors or any proceeding is instituted by or against any of the SCA Parties seeking to adjudicate any one of them as bankrupt or insolvent, seeking the liquidation, winding up or reorganization of any one of them, or seeking any arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency, rehabilitation or reorganization as to any one of them; provided, however, that prior to termination for any breach of this Agreement described in the preceding subsection (i) or (ii), the XL Parties must provide written notice of such breach to the SCA Parties and such breach must remain outstanding without material cure for fifteen (15) days after delivery of such notice;

                    (b) by the SCA Parties, provided, that they are not in breach of this Agreement, if between the date hereof and the Closing Date if: (i) any of the representations and warranties of any of the XL Parties or the CDS Counterparties contained in this Agreement, (A) that are not qualified by “materiality,” were not true and correct in all material respects when made, or, (B) that are qualified by “materiality,” were not true and correct when made; (ii) any of the XL Parties or the CDS Counterparties failed to comply in any material respect with the covenants or agreements contained in this Agreement to be complied with by it; or (iii) any of the XL Parties makes a general assignment for the benefit of its creditors or any proceeding is instituted by or against any XL Party seeking to adjudicate any one of them as bankrupt or insolvent, seeking the liquidation, winding up or reorganization of any one of them, or seeking any arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency, rehabilitation or reorganization as to any one of them; provided, however, that prior to termination for any breach of this Agreement described in the preceding subsection (i) or (ii), the SCA Parties must provide written notice of such breach to the XL Parties and such breach must remain outstanding without material cure for fifteen (15) days after delivery of such notice;

                    (c) by the SCA Parties, as a group, or the XL Parties, as a group, if the Closing shall not have occurred on or prior to August 15, 2008; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to the SCA Parties, as a group, or the XL Parties, as a group, if failure to fulfill any obligation under this Agreement by any member of such group shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                    (d) by any Party, in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action shall have become final and non-appealable; or

                    (e) by the mutual written consent of the SCA Parties and the XL Parties.

                    Section 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no continuing obligations on the part of any Party hereto except (a) as set forth in Sections 6.01, 9.01, 9.11, 9.12, 9.13 and 9.14, and (b) that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to its termination.

                    Section 8.03 CDS Counterparty Withdrawal. If the Closing does not take place on or prior to August 15, 2008, a CDS Counterparty may withdraw from this Agreement and such CDS Counterparty shall have no obligations or rights hereunder or in connection with the Transactions (including under Sections 2.05(c) and 6.10(b) and notwithstanding any provision to the contrary in Section 9.08 or otherwise), by providing notice of such withdrawal to all Parties by August 20, 2008, and after such withdrawal, such CDS Counterparty will no longer be deemed to be a “CDS Counterparty” for purposes of this Agreement and any Ancillary Agreement.

ARTICLE IX

GENERAL PROVISIONS

                    Section 9.01 Expenses. Except as otherwise specified in this Agreement or any other written agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions, shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

                    Section 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or electronic mail (upon electronic confirmation of delivery), or by registered or certified mail (postage prepaid, return receipt requested), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.02):

(a)	if to any of the SCA Parties:

	Address:	c/o XL Capital Assurance Inc.
1221 Avenue of the Americas
New York, NY 10020-1001
	Facsimile:	212.478.3579
	Electronic Mail:	susan.comparato@scafg.com
	Attention:	Susan Comparato, General Counsel

with a copy to:

	Address:	Weil, Gotshal & Manges
767 Fifth Avenue
New York, NY 10153
	Facsimile:	212.310.8007
	Electronic Mail:	gary.holtzer@weil.com
	Attention:	Gary T. Holtzer

(b)	if to any of the XL Parties:

	Address:	c/o XL Capital Ltd
XL House
One Bermudiana Road
Hamilton
Bermuda, HM 11
	Facsimile:	441.294.7307
	Electronic Mail:	kirstin.gould@xlgroup.com
	Attention:	Kirstin Gould, General Counsel

with a copy to:

	Address:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
	Facsimile:	212.504.6666
	Electronic Mail:	louis.bevilacqua@cwt.com
	Attention:	Louis J. Bevilacqua

                    (c) if to the CDS Counterparties, to the address, facsimile or electronic mail address listed on Schedule 9.02 hereto, which shall be kept on file by XL, and updated by XL from time to time (with copies of updates provided to the SCA Parties and Davis Polk & Wardwell at the address listed below) based on the execution and delivery of joinder agreements by additional CDS Counterparties in accordance with Section 9.04 below:

with a copy to:

Address:	Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Facsimile:	212.450.3092
Electronic Mail:	donald.bernstein@dpw.com
Attention:	Donald S. Bernstein

                    Section 9.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to either Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Transactions are consummated as originally contemplated to the greatest extent possible.

                    Section 9.04 Joinder of CDS Counterparties and Additional SCA Parties. Any counterparty to a credit default swap agreement with XLCA or an Affiliate of XLCA or any portfolio trust that is an Affiliate of XLCA may become a Party to this Agreement prior to the Closing by executing a joinder agreement in the form attached hereto as Exhibit 1.01(c). Upon execution and delivery of each joinder agreement pursuant to its terms, each party will be deemed to be a CDS Counterparty or an SCA Party (as applicable) for all purposes related hereto and shall be deemed, without limitation, to have made the releases set forth in Section 2.05(c) hereof (with respect to the CDS Counterparties) or in Section 2.05(a) hereof (with respect to the SCA Parties).

                    Section 9.05 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between any of the Parties with respect to the subject matter hereof and thereof.

                    Section 9.06 Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of all Parties (which consent may be granted or withheld in the sole discretion of each of the Parties) and any such assignment or attempted assignment without such consent shall be void.

                    Section 9.07 Amendment. This Agreement may not be amended, altered, supplemented or modified except (a) by an instrument in writing signed by, or on behalf of, all Parties, or (b) by a waiver in accordance with Section 9.08; provided, that, notwithstanding anything to the contrary in this Section 9.07 or in Section 9.08 below, the following sections and definitions set forth in this Agreement may not be amended, altered, supplemented, modified or waived without the unanimous consent of the CDS Counterparties: the definitions of “XLFA Redomestication,” “Minimum Consenting CDS Counterparty Restructuring Threshold” and “Required Consenting CDS Counterparties,” and Sections 2.05, 2.06, 2.07(b), 2.10, 6.03, 6.04, 6.05, 6.06, 6.07, 6.10(b), 6.10(d), 6.12, 6.13, 6.14, 6.16, 6.18, 6.20, 6.21, 6.23, 9.07 and 9.08.

                    Section 9.08 Waiver. Subject to the provisions in Section 9.07 above, which provide that, notwithstanding anything to the contrary in Section 9.07 or this Section 9.08, the following sections and definitions set forth in this Agreement may not be amended, altered, supplemented, modified or waived without the unanimous consent of the CDS Counterparties: the definitions of “XLFA Redomestication,” “Minimum Consenting CDS Counterparty Restructuring Threshold” and “Required Consenting CDS Counterparties,” and Sections 2.05, 2.06, 2.07(b), 2.10, 6.03, 6.04, 6.05, 6.06, 6.07, 6.10(b), 6.10(d), 6.12, 6.13, 6.14, 6.16, 6.18, 6.20, 6.21, 6.23, 9.07 and 9.08, the SCA Parties, acting unanimously as a group, and the XL Parties, acting unanimously as a group, may (a) extend the time for the performance of any of the obligations that one or more members of another group owes to one or more of its members, (b) waive any right that one or more of its members may have due to inaccuracies in the representations and warranties made by any member of another group or contained in any Transaction Document or (c) waive compliance with any of the agreements of any member of another group, solely as they relate to the members of such waiving group, or conditions to the obligations of the members of such waiving group contained herein. Any such extension, waiver or amendment shall be valid only if set forth in an instrument in writing signed by all of the SCA Parties and XL Parties to be bound thereby. Any such extension, waiver or amendment will promptly be provided to all CDS Counterparties in writing and, if any CDS Counterparty objects to such extension, waiver or amendment, such CDS Counterparty will have five (5) Business Days from receipt of such extension, waiver or amendment to provide written notice to all other Parties that it intends to withdraw from this Agreement. If such CDS Counterparty provides such timely notice, it will be deemed to have withdrawn as a Party to this Agreement on the date that such waiver, extension or amendment becomes effective and the terms hereof shall have no further force or effect with regard to such CDS Counterparty; provided, that (i) any release made by any CDS Counterparty withdrawing as a party to this Agreement pursuant to this Section 9.08 and any release made by any SCA Party or any XL Party with respect to such withdrawing CDS Counterparty, in each case to the extent such releases shall have become effective prior to the time of such withdrawal, shall in each case remain in full force and effect after such withdrawal, and (ii) following such withdrawal, subject to the preceding clause (i), such withdrawing CDS Counterparty shall cease to have any other obligations or rights hereunder or in connection with the Transactions (including under Sections 2.05(c) and 6.10(b)), and after such withdrawal, such CDS Counterparty will no longer be deemed to be a “CDS Counterparty” for purposes of this Agreement or any Ancillary Agreement. If the CDS Counterparty does not provide such timely notice, it shall be deemed to have approved the waiver, extension or amendment. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition or as a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any other rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                    Section 9.09 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and, except as provided in Section 2.05, their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, remedy or right of action of any nature whatsoever, arising directly or indirectly out of, based upon, or in any way related to or in connection with this Agreement or the Ancillary Agreements.

                    Section 9.10 Rights and Remedies. Each Party acknowledges and agrees that each Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any material breach of this Agreement by another Party could not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which such Party may be entitled, at Law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. For the avoidance of doubt, any liability of any CDS Counterparty that may arise in connection with this Agreement shall neither be joint nor joint and several with any other CDS Counterparty.

                    Section 9.11 Indemnification. (a) The XL Parties shall jointly and severally indemnify and hold harmless each of the SCA Parties, and their respective Subsidiaries, Affiliates, officers, directors, employees, agents, successors and permitted assigns (collectively,

“SCA Indemnitees”), for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) actually suffered or incurred (including any action, claim, suit or other proceeding brought or otherwise initiated by any of them) (“Losses”) by any such SCA Indemnitee arising out of or resulting from the breach of any provision of this Agreement prior to Closing by any of the XL Parties.

                    (b) The SCA Parties shall jointly and severally indemnify and hold harmless each of the XL Parties, and their respective Subsidiaries, Affiliates, officers, directors, employees, agents, successors and permitted assigns (collectively, “XL Indemnitees”), for and against any and all Losses incurred by any such XL Indemnitee arising out of or resulting from (i) the breach of any provision of this Agreement prior to Closing by any of the SCA Parties or (ii) any action taken pursuant to the written direction of the SCA Parties under Section 6.22 or prohibited to be taken pursuant to Section 6.22.

                    Section 9.12 No Survival. None of the representations and warranties other than those contained in Sections 3.01 (other than as to enforceability for reasons other than fraud, ultra vires action, improper authorization, or failure to be duly organized, validly existing or in good standing in any applicable jurisdiction), 3.02, 3.03, 4.01, 4.02, 4.03, 4.04, 4.05, 5.01, 5.02 and 5.03 shall survive the Closing. The representations and warranties contained in Sections 3.01 (other than as to enforceability for reasons other than fraud, ultra vires action, improper authorization, or failure to be duly organized, validly existing or in good standing in any applicable jurisdiction), 3.02, 3.03, 4.01, 4.02, 4.03, 4.04, 4.05, 5.01, 5.02 and 5.03 shall survive for the statute of limitations for contracts of the nature of this Agreement.

                    Section 9.13 Several Liability of the CDS Counterparties. For the avoidance of doubt, the obligations of the CDS Counterparties under this Agreement shall be several and not joint and several.

                    Section 9.14 Governing Law and Jurisdiction. This Agreement shall be interpreted under and governed by the Laws of the State of New York without giving effect to conflicts of law provisions thereof. In the event that there is a dispute between or among the Parties arising under this Agreement, other than with respect to events arising under the 2001 Facultative Quota Share Commutation Agreement or the Excess of Loss Commutation Agreement, the Parties (i) agree that the exclusive forum to seek remedy shall be to institute a legal proceeding in the courts of the State of New York located in the City and County of New York, (ii) hereby expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waive any claim of lack of personal jurisdiction and improper venue and any claim that such courts are an inconvenient forum and (iii) agree that the prevailing Parties shall be entitled to recover their reasonable attorneys’ fees, costs and disbursements from the other Parties (in addition to any other relief to which the prevailing Parties may be entitled). Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address provided to the Parties in accordance with Section 9.02, such service to become effective ten (10) days after such mailing.

                    Section 9.15 Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with this Agreement or the Transactions. Each of the Parties hereby (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.15.

                    Section 9.16 Fully Negotiated Agreement. Each Party has had the opportunity to negotiate the terms, consult with counsel, and modify the provisions of this Agreement and the Ancillary Agreements. Therefore, the terms of this Agreement and the Ancillary Agreements shall be considered and interpreted without any presumption, inference or rule requiring construction or interpretation of any provision of this Agreement against the interests of the drafter of the Agreement.

                    Section 9.17 Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) Dollars and all payments hereunder shall be made in United States Dollars.

                    Section 9.18 Counterparts. This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement. A facsimile or Portable Document Format copy of a signature shall have the same force and effect as an original signature.

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                    IN WITNESS WHEREOF, the SCA Parties, XL Parties and CDS Counterparties have caused this Agreement to be executed as of the date first written above.

XL CAPITAL LTD

By:	/s/ Fiona Luck

Name: Fiona Luck
Title: Executive Vice President and Chief of Staff

XL INSURANCE (BERMUDA) LTD

By:	/s/ Fiona Luck

Name: Fiona Luck
Title: Executive Vice President and Chief of Staff

XL REINSURANCE AMERICA INC.

By:	/s/ Steven P. Agosta

Name: Steven P. Agosta
Title: Vice President, General Counsel and Secretary

X.L. GLOBAL SERVICES, INC.

By:	/s/ Kenneth P. Meagher

Name: Kenneth P. Meagher
Title: Assistant Secretary

XL SERVICES (BERMUDA) LTD

By:	/s/ Fiona Luck

Name: Fiona Luck
Title: Deputy Chairman

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X.L. AMERICA, INC.

By:	/s/ Richard G. McCarty

Name: Richard G. McCarty
Title: Senior Vice President, General Counsel and Secretary

SECURITY CAPITAL ASSURANCE LTD

By:	/s/ Claude LeBlanc

Name: Claude LeBlanc
Title: Executive Vice President

XL FINANCIAL ASSURANCE LTD.

By:	/s/ Thomas Currie

Name: Thomas Currie
Title: Senior Vice President

XL CAPITAL ASSURANCE INC.

By:	/s/ Susan Comparato

Name: Susan Comparato
Title: Senior Vice President and General Counsel

XL FINANCIAL ADMINISTRATIVE SERVICES INC.

By:	/s/ Susan Comparato

Name: Susan Comparato
Title: Managing Director and Secretary

[SIGNATURE PAGE – COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

SCA BERMUDA ADMINISTRATIVE LTD.

By:	/s/ Thomas Currie

Name: Thomas Currie
Title: Senior Vice President

XL CAPITAL ASSURANCE (U.K.) LIMITED

By:	/s/ Fredrick B. Hnat

Name: Fredrick B. Hnat
Title: Managing Director and Chief Operating Officer

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